Exhibit 10.16

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 23rd day of September in the year 2003, between A&R Kalimian Realty, L.P. party of the first part, hereinafter referred to as OWNER, and Medidata Solutions, Inc., party of the second part, hereinafter referred to as TENANT,

WITNESSETH:

Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire eighth (8th) floor, other than the elevators and mechanical rooms, as shown on the floor plan attached hereto as Exhibit A in the building known as 79 Fifth Avenue (the “Building”) in the Borough of Manhattan, City of New York, for the term of approximately five (5) years (or until such term shall sooner cease and expire as hereinafter provided) (the “Term”), to commence on the 30th day of September in the year 2008 (“Expiration Date”), and both dates inclusive, at an annual rental as set forth in Article 37 which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment on the execution hereof.

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2. Tenant shall use and occupy the demised premises for See Article 47 and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article and Article 48; Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner, which approval shall not be unreasonably withheld or delayed. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs (normal wear and tear excepted) caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner, Owner agrees that the prices charged by the contractors on such list shall be competitively priced; furthermore, Owner shall not unreasonably withhold its consent to additional contractors bidding and performing such work. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense (which shall be equal to Owner’s actual costs therefore), Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems and elevators (to the extent such systems presently exist) serving the demised premises, Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. See Article 53.

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence or willful misconduct of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts. Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, the Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy provided the premises are in fact ready for Tenant’s possession and the Building services serving the premises (to the point of entry thereto) are in working order. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term, and provided further such claim does not reduce Owner’s award,

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance, except as otherwise expressly provided in Article 41. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain, except to the extent such change in character results from Owner’s intentional misconduct or gross negligence. See Article 39.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. In exercising its rights under the preceding sentence, Owner shall not bring more than one days’ materials into the demised premises or store materials in the demised premises overnight. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or, in the case of an emergency, forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder,

            Area:

14.                                         the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any suit naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors, under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner, for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Building Alterations and Management:

17. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

18. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

19. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, damage by fire or other casualty, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

20. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

21. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the .same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner, shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

22. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

23. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action or proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

24. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

25. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

26. Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered. (d) If, however, said premises are to be kept clean by Tenant, at Tenant’s sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose, Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (e) If the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 7:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires, air conditioning/cooling or ventilation at other times during the year or for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the International Union of Operating Engineers Local 94, 94A, 94B, Owner will furnish the same provided Tenant pays for the electrical energy needed to operate the cooling tower during such hours on a submetered basis at the rates set forth in Article 39. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric; power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder.

Captions:

27. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

28. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building, or of said lease or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and, obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

29. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

30. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Estoppel Certificate:

31. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified, and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the days to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns:

32. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except is otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

A&R Kalimian Realty, L.P.

Witness for Owner:	By:	/s/ Rouhollah Kalimian
Rouhollah Kalimian
General Partner

Medidata Solutions, Inc.

Witness for Tenant:	By:	/s/ Tarek Sherif
Tarek Sherif
Chief Executive Officer

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the              day of              in the year             , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

IMPORTANT—PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant of by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violate any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing Venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate,

15. Refuse and Trash. (1) Compliance by Tenant: Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate, (2) Owner’s Rights in Event of Noncompliance: Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Rider annexed to Agreement of Lease between

A & R KALIMIAN REALTY, L.P., as Owner, and

MEDIDATA SOLUTIONS, INC., as Tenant

ARTICLE 37

FIXED RENT

37.01 (a) The annual fixed rent (“Fixed Rent”) during the Term shall be as follows:

(i) From the date hereof through September 30, 2004, Two Hundred Ten Thousand ($210,000.00) Dollars per annum ($17,500.00 per month);

(ii) From October 1, 2004 through September 30, 2005, Four Hundred Thirty Thousand Five Hundred ($430,500.00) Dollars per annum ($35,875.00 per month);

(iii) From October 1, 2005 through September 30, 2006, Four Hundred Forty One Thousand Two Hundred Sixty Two and 50/100 ($441,262.50) Dollars per annum ($36,771.88 per month);

(iv) From October 1, 2006 through September 30, 2007, Four Hundred Fifty Two Thousand Two Hundred Ninety Four and 06/100 ($452,294.06) Dollars per annum ($37,691.17 per month); and

(v) From October 1, 2007 through September 30, 2008, Four Hundred Sixty Three Thousand Six Hundred One and 41/100 ($463,601.41) Dollars per annum ($38,633.55 per month);

(b) The Fixed Rent shall be payable in advance in equal monthly installments due on the first day of each month beginning on the date hereof. If the date hereof occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, then the Fixed Rent payable for the partial calendar month in which the date hereof or the Expiration Date occurs shall be prorated. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to a credit (the “Fixed Rent Credit”) in the aggregate amount of $2,000.00 to be applied against the Fixed Rent payable under this Lease, provided that Tenant shall not be entitled to apply any portion of the Fixed Rent Credit at any time that Tenant is in default under this Lease.

37.02 If Tenant shall fail to pay when due any installment or payment of Fixed Rent or any other amounts payable hereunder (collectively, “Additional Rent”) for a period of ten (10) business days after the date on which such installment or payment is due, Tenant shall pay interest thereon at the annual rate (the “Overdue Rate”) of two hundred (200) basis points above the “prime” rate charged from time to time by Citibank, N.A. (the “Prime Rate”) from the date on which such installment or payment is due to the date of payment thereof, and such interest shall be deemed to be Additional Rent.

37.03 If the Fixed Rent or any Additional Rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Owner may reasonably request and as may be legally permissible, to permit Owner to collect the maximum Fixed Rent and Additional Rent which may from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of Fixed Rent or Additional Rent payable under this lease and provided Tenant’s occupancy of the demised premises is not otherwise disturbed. Upon the termination of such rent restriction prior to the Expiration Date of this lease, (a) the Fixed Rent and Additional Rent, after such termination, shall become payable under this lease in the amount of the Fixed Rent and Additional Rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Owner, if legally permissible, an amount equal to (i) the Fixed Rent and Additional Rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the Fixed Rent and Additional Rent paid by Tenant to Owner during the period that such rent restriction was in effect.

ARTICLE 38

ESCALATIONS

38.01 For the purposes of this Article 38, the following definitions shall apply:

(a) The term “Base Tax” shall be deemed to mean the Taxes which are due and payable by Owner with respect to the Land and the Building for the Tax Year commencing July 1, 2003 and ending June 30, 2004, as finally determined. As used herein, the term “Building” shall mean the improvements known as and by the street address of 79 Fifth Avenue, New York, New York, and the term “Land” shall mean the real property upon which the Building is located.

In the event the assessed value of the Land and/or Building is decreased as a direct result of a substantial change in the Land or the rentable floor space of the Building, including such a change resulting from a condemnation or casualty, unrelated to normal depreciation in valuation, then the Base Tax shall be appropriately reduced to take into account the change in the Land or the rentable floor space of the Building and Tenant’s Proportionate Share, as defined in clause (b) hereof, shall also be appropriately adjusted.

(b) The term “Tenant’s Proportionate Share” as of the date hereof shall be deemed to mean 6.58%.

(c) The term “Taxes” shall mean (i) all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of Owner’s interest in the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, and (ii) any reasonable out of pocket expenses incurred by Owner in contesting any of the foregoing set forth in clause (i) of this sentence, or the assessed valuations of all or any part of the Land and Building, etc., but excluding occupancy, capital stock, franchise, income, transit, profit or other tax or governmental impositions and penalties arising from late payment. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or an occupancy, franchise, income, transit, profit or other tax or governmental imposition, however designated, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Owner, the Land, the Building, or any combination thereof, under the laws of the United States, the State of New York, or any political subdivision thereof, shall be levied against Owner, the Land, the Building, or any combination thereof, in addition to, or in substitution in whole or in part for any tax which would constitute “Taxes”, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Taxes” unless such tax is in addition to “Taxes” and is then not customarily included in real estate taxes for purposes of real estate tax escalations charged to tenants in New York City.

(d) The term “Tax Year” shall mean each period of twelve months, commencing on the first day of July of each such period in which occurs any part of the Term of this lease, or such other period of twelve months occurring during the Term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(e) The term “Escalation Statement” shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year (or portion thereof) pursuant to this Article 38.

38.02 (a) Tenant shall pay as Additional Rent for the Tax Year commencing on July 1, 2004 and for each Tax Year thereafter (or portion thereof occurring within the Term) a sum (hereinafter referred to as “Tenant’s Tax Payment”) equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant’s Tax Payment for each Tax Year (or portion thereof occurring within the Term) shall be due and payable in twelve (12) equal monthly installments, in advance, commencing on the first day of July during each Tax Year, based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within 30 days thereafter, pay to Owner an amount equal to the amount of any underpayment of Tenant’s Tax Payment with respect to such Tax Year and, in the event of an overpayment, Owner shall, within 30 days after such Escalation Statement is furnished to Tenant, pay to Tenant the amount of Tenant’s overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Owner shall furnish a revised Escalation Statement for such Tax Year, and Tenant’s Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the Term of this lease, taxes are required to be paid (either to the appropriate taxing authorities or to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Owner’s option, Tenant’s Tax Payments shall be correspondingly revised so that said Tenant’s Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Owner and such discount shall not be subtracted from Taxes. All payments made by Tenant to Owner on account of Taxes shall be held by Owner in trust. Owner represents that it will timely pay all Taxes. If the real estate tax fiscal year of the City of New York shall be changed during the Term of this lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Article 38. If Owner shall receive a refund of Taxes for any Tax Year, Owner shall pay to Tenant Tenant’s Proportionate Share of the refund, but not to exceed Tenant’s Tax Payment paid for the Tax Year covered by such refund.

(b) If Owner pays any special assessment in a manner which is other than the longest time period permitted by law, then Tenant shall only pay Tenant’s Proportionate Share as to those payments which would have been made during the Term of this lease if Owner had elected to make such payments over the longest time period permitted by law.

38.03 Any Additional Rent payable by reason of the provisions of this Article 38 shall commence as of the first day of the relevant Tax Year and, after Owner shall furnish Tenant with an Escalation Statement relating to such Tax Year, all monthly installments of Additional Rent shall reflect one-twelfth of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of this Article 38, provided, however, that if said Escalation Statement is furnished to Tenant after the commencement of such Tax Year, there shall be promptly paid by Tenant to Owner an amount equal to the portion of such adjustment allocable to the part of such Tax Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant.

38.04 In the event that the date of the expiration or other termination of this lease shall be a day other than the last day of a Tax Year, then in such event in applying the provisions of this Article 38 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 38 taking into consideration the portion of such Tax Year which shall have elapsed prior to the Commencement Date or the date of such expiration or termination (e.g. prorated for the portion of the Tax Year occurring within the Term of this Lease).

38.05 Payments shall be made pursuant to Article 38 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the Term of this lease.

38.06 In no event shall the Fixed Rent ever be reduced by operation of this Article 38. The rights and obligations of Owner and Tenant under the provisions of this Article 38 with respect to any Additional Rent shall survive the termination of this lease.

38.07 Owner’s failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Owner’s right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year. Notwithstanding the foregoing, if Owner shall fail to render a Tax Statement for any Tax Year on or prior to the date that is 2 years after the later to occur of (x) the date on which this lease expires or is terminated and (y) the Tax Closure Date (defined below) for such Tax Year, then (A) Owner shall be deemed to have waived its right to deliver a Tax Statement for such Tax Year and (B) Tenant shall not be obligated to make any Tenant’s Tax Payment for such Tax Year. “Tax Closure Date” means, for any Tax Year, the date upon which all tax reduction proceedings in respect of Taxes for such Tax Year shall have been finally resolved (or, if no such proceedings shall have been timely instituted for such Tax Year, then the date upon which the right to bring such proceedings shall have lapsed).

38.08 Each Escalation Statement shall be conclusive and binding upon Tenant unless within 180 days after receipt of such Escalation Statement Tenant shall notify Owner that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement, not resolved within 90 days after the giving of such Escalation Statement, may be submitted to arbitration by either party pursuant to Article 52 hereof. Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Owner shall pay to Tenant within ten (10) days thereafter the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Owner’s Escalation Statement.

ARTICLE 39

ELECTRICITY AND SERVICES

39.01 (a) Owner shall supply electric current to the premises at a level equal to the sum of (i) six watts demand load per rentable square foot of the premises (exclusive of the electric current required to operate any of the base building HVAC systems), plus (ii) the electric current required to operate the air conditioning units serving the premises. Such electric current shall be supplied by Owner on a submetering basis and Tenant covenants and agrees to purchase the same from Owner or Owner’s designated agent at the rate of one hundred eight percent (108%) of the cost to Owner of supplying electric current for the premises (or such lesser percentage of Owner’s cost as may be required by law). There is currently one submeter serving the premises, which submeter Owner shall maintain at its expense. Where more than one meter measures the electrical consumption in the premises, the total usage shall be billed separately in accordance with the applicable rates, provided, however, that if Tenant, at its expense and with Owner’s prior approval, installs a device (approved by Owner) that measures coincident demand, then Tenant’s electrical consumption in the premises shall be measured and billed as to all of such submeters on a “coincident” basis. No meter which measures any electric service rendered to Tenant shall measure electric service rendered to any other tenant in the Building or any public portions of the Building. Bills therefor shall be rendered at such times as Owner may elect but not more frequently than monthly. Owner shall not be liable or responsible to Tenant in any way for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer suitable for Tenant’s requirements, if due to no fault of Owner, except that if there is a significant reduction in electric service, Owner shall use reasonable efforts to remedy the situation. Any riser or risers to supply Tenant’s electrical requirements in excess of that initially provided, upon written request of Tenant, will be installed by Owner, at the sole cost and expense of Tenant, if, in Owner’s reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or materially interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Owner will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installations. It is further covenanted and agreed by Tenant that all the aforesaid costs and expenses shall be paid by Tenant to Owner within thirty (30) days after Tenant’s receipt of any bill or statement to Tenant therefor showing evidence of the calculation of the amount therein. If required by law or by the utility company providing electric current, Owner may discontinue furnishing electricity to the demised premises on a submetered basis as provided in this Section 39.01(a) upon such notice to Tenant as is provided by applicable law (or one hundred twenty (120) days if no such period is stated) without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated or issued. In the event of any such discontinuance, the provisions of Section 39.01(b) or 39.01(c) shall apply, at Owner’s option; provided, however, that in the event Section 39.01(c) shall apply, Owner shall not discontinue any of the aforesaid services (unless required by law or by such public utility) until such time as Tenant shall have arranged to receive electrical service directly from the public utility supplying electrical service to the Building if Tenant diligently pursues such arrangements. Tenant shall make no material alteration or additions to the electric wiring and the equipment and/or appliances installed in the demised premises on the date of this lease without the prior written consent of Owner in each instance, which consent shall not be unreasonably conditioned, withheld or delayed. If any tax is imposed upon Owner’s receipt from the sale or resale of electrical energy or gas or telephone to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant’s Proportionate Share of such taxes shall be passed on to, and included (with backup documentation) in the bill of, and paid by, Tenant to Owner. Owner shall file or cause to be filed all appropriate resale certificates to reduce any liability for utility and sales tax.

(b) In the event Owner is required by law or by the public utility servicing the Building to discontinue furnishing electrical energy on a submetering basis as provided in Section 39.01(a) above, Owner may elect to furnish electrical energy to or for the use of Tenant in the premises on a so-called “rent inclusion” basis in which case the Fixed Rent shall be increased by a sum appropriate to compensate Owner for supplying Tenant with electrical current for the premises, which sum may be adjusted as hereinafter provided. Such electricity will be furnished to Tenant through presently installed electrical facilities for Tenant’s reasonable use of such lighting, electrical appliances and equipment as Owner has permitted or may permit to be installed in the premises. With respect to the initial survey, Tenant agrees that an independent licensed electrical consultant or engineer selected and paid for by Owner (“Consultant”) shall make a survey of the electric lighting and demand to determine Owner’s cost of the average monthly electric current consumption in the premises. The findings of the Consultant as to the proper Fixed Rent increase based on Owner’s cost for such average monthly electric consumption shall be conclusive and binding upon the parties and the amount thereof shall be added to the Fixed Rent payable monthly on the first day of each and every month in advance for each month following Owner’s election to furnish electrical energy on a rent inclusion basis except that Tenant, within sixty (60) days of receipt of the Consultant’s findings, shall have the right to cause a like survey to be made by an electrical consultant or engineer selected and paid by Tenant. If Tenant so elects, upon completion of the second survey Tenant shall notify Owner of the findings thereof. If such determination differs from the findings made by the Consultant, and Owner and Tenant cannot agree on an adjustment of the Fixed Rent within thirty (30) days thereafter, the matter shall be referred for resolution by arbitration to the two electrical consultants selected respectively by Owner and Tenant. If the two consultants shall not reach agreement within thirty (30) days after the matter is referred to them for resolution, then the two shall appoint a third independent electrical engineer or consultant (whose fees and expenses shall be borne equally by Owner and Tenant), and the three electrical consultants shall determine the matter submitted to them; provided, however, that if the two electrical engineers or consultants are unable to agree upon the appointment of a third electrical engineer or consultant to act as an arbitrator within fifteen (15) days after they become obligated to do so, the parties shall apply to the American Arbitration Association in New York for the appointment of such consultant. A decision of a majority of said engineers or consultants or if there be no majority, the decision of the third consultant, shall be final and binding upon Owner and Tenant. If the Electric Rates (as hereinafter defined) on which the initial determination was based shall be increased or decreased, then the Fixed Rent shall be increased or decreased in an amount equal to the actual dollar change in Owner’s cost of supplying electrical current to the premises (as opposed to the percentage increase), retroactive if necessary to the date of such increase or decrease in such Electric Rates. Except as otherwise provided herein, Tenant shall make no material alterations or additions to the electric wiring, equipment or appliances installed in the demised premises on the date of the survey of electrical consumption by Owner’s consultant without first obtaining written consent from Owner in each instance, which consent shall not be unreasonably conditioned, withheld or delayed. If Tenant installs or removes electrical equipment or appliances or otherwise increases or decreases its use of current, then the Fixed Rent shall be increased or decreased by an amount determined by the Consultant and such determination shall be conclusive and binding upon Owner and Tenant except that Tenant, within sixty (60) days of receipt of the Consultant’s findings, shall have the right to dispute such findings as hereinabove provided. Owner (and/or its agent or Consultant) is given the right to make surveys from time to time of the premises covering the electrical equipment and fixtures, and the use of current. All such surveys shall be computed on the basis of actual consumption rather than on a demand basis. Any increase in Fixed Rent resulting from an increase in Tenant’s consumption or the addition of equipment or appliances shall be effective as of the date of such increase or addition, retroactive if necessary. Tenant shall have the right by notice to Owner to cause its own consultant to conduct an electrical survey and Tenant shall have the right to contest the findings of Owner’s survey in the manner herein provided. All fees and expenses of the Consultant for all surveys made after rent inclusion is commenced shall be paid by Owner unless such survey shall be necessitated by Tenant’s installation of material additional electrical equipment in which case the cost thereof shall be borne by Tenant, except that Tenant shall pay all such fees and expenses with respect to any survey which Tenant shall have initiated (which Tenant may do at any time). If Owner provides electricity pursuant to this Section 39.01(b), Owner shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any change, failure or defect in the supply or character of the electric energy furnished to the premises or to the Building by the utility company supplying the same or if the quantity or character of the electrical energy supplied by the electrical utility is no longer suitable for Tenant’s requirements, and no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation (which capacity shall not be reduced below six hundred (600) amps by Owner during the Term hereof). In the event Owner is required by law or by the public utility servicing the Building to discontinue furnishing electrical energy on a “rent inclusion” basis, Owner shall discontinue the furnishing of electricity to the premises pursuant to this Section 39.01(b) upon such notice to Tenant as is provided by applicable law (or sixty (60) days if no such period is stated) without being liable to Tenant therefor or without in any way affecting the liability of Tenant hereunder. In such event, the provisions of Section 39.01(a) or 39.01(c) shall apply, at Owner’s option; provided, however, that in the event Section 39.01(c) shall apply, Owner shall not discontinue any of the aforesaid services (unless required by law or by such public utility) until such time as Tenant shall have arranged to receive electrical service directly from the public utility supplying electrical service to the Building if Tenant diligently pursues such arrangements. Tenant’s liability for increased Fixed Rent provided for in this paragraph (b) shall terminate as of the date of discontinuance of the supplying of electric current, but this lease shall otherwise remain in full force and effect. The term “Electric Rate” shall be deemed to mean the rates at which Owner purchases electric energy from the public utility supplying electrical service to the Building, including but not limited to, any charges incurred or taxes payable by Owner in connection therewith or increase or decrease thereof by reason of fuel adjustment or any substitutions for such Electric Rates or additions thereto.

(c) If Owner is required to discontinue the furnishing of electricity pursuant to either Section 39.01(a) or 39.01(b) above, and elects not to provide electricity pursuant to Section 39.01(b) or 39.01(a) above, as the case may be, Owner shall permit Tenant to receive electrical service directly from the public utility supplying electrical service to the Building and shall permit the existing feeders, risers, wiring and other electrical facilities servicing the premises to be used by Tenant without charge for such purpose to the extent that they are available, suitable and safe. Tenant may, at its own expense, install any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy directly from the public utility supplying the same, subject to the prior written consent of Owner which consent shall not be unreasonably withheld, conditioned or delayed. Owner shall have no liability whatsoever to Tenant by reason of Owner’s discontinuance of electrical service in accordance with the terms hereof. Once Tenant is receiving electrical service directly from the public utility supplying electrical service to the Building, Owner shall continue to permit Tenant to receive electricity in such manner unless prohibited by law or by such public utility. In such event, the provisions of Section 39.01 (a) or 39.01(b) shall apply, at Owner’s option.

(d) Owner and Tenant shall execute, acknowledge, and deliver to each other a supplemental agreement in such form as Owner shall reasonably require to reflect each change in the Fixed Rent under this Article, but any such change shall be effective even if such agreement is not executed and delivered.

39.02 Owner reserves the right to stop the service of the elevator, or plumbing, electrical, sanitary or mechanical or other service or utility systems of the Building when necessary by reason of accident, emergency or mechanical breakdown, requirement of law, or any cause beyond Owner’s reasonable control, or at reasonable times and upon prior written notice for repairs, alterations, replacements or improvements which, in the sole judgment of Owner, are desirable or necessary. Owner shall have no responsibility or liability to Tenant for Owner’s reasonable failure to supply any such service or system during such period, provided that Owner shall use reasonable efforts to complete any such repairs, alterations, replacements or improvements which are being performed during business hours. Owner shall exercise reasonable efforts to minimize stoppages in such services and the effects thereof on Tenant’s business in the premises, provided, however, that Owner shall not be obligated to pay overtime wages unless such stoppage is attributable to the willful misconduct or negligence of Owner.

39.03 From and after the Commencement Date, Tenant shall employ at such times as reasonably necessary at its sole cost and expense an exterminator to keep the premises free from vermin or other infestation. Tenant acknowledges that each tenant in the Building (not Owner) is responsible for extermination in its own premises. Owner shall be responsible for extermination in the public portions of the Building. If Tenant installs any area used for the preparation or service of food or beverages other than a pantry or lunch room, Tenant shall pay to Owner the cost of removal from the Building of any refuse or rubbish therefrom and, if necessary pursuant to any legal requirement, Tenant shall provide a refrigerated garbage storage room, the plans and specifications therefor to be reasonably approved by Owner, or other means of disposing of such refuse or rubbish reasonably satisfactory to Owner.

39.04 Only those contractors authorized (which authorization shall not be unreasonably conditioned, withheld or delayed) in writing by Owner shall be permitted to furnish laundry, linen, towels, bootblacking, barbering, plant care, drinking water, ice and other similar supplies and services to tenants and licensees in the Building. Upon obtaining the prior written consent of Owner, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may employ alternate suppliers. Owner may fix, in its reasonable discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished.

39.05 Only those contractors as may from time to time then be authorized (which authorization shall not be unreasonably conditioned, withheld or delayed) in writing by Owner shall be permitted to sell any food or beverages whatsoever for consumption within the premises or elsewhere in the Building. Owner expressly reserves the right to exclude from the Building any person, firm or corporation attempting to sell any such food or beverages, but not so designated or authorized by Owner or Tenant hereunder, provided, however, that Tenant or employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may bring food or beverages into the Building for consumption within the premises by Tenant or the employees or guests of Tenant, but not for resale to or for consumption by any other tenant, or the employees or guests of any other tenant. Owner may fix in its reasonable discretion, at any time and from time to time, the hours during which, and the regulations under which food and beverages may be brought into the Building by Tenant or its employees.

39.06 Owner shall not be required to furnish any other services except as otherwise expressly provided in this lease.

39.07 Owner hereby reserves the right, in its reasonable judgment, to designate contractors or subcontractors who will provide cleaning services for the premises (at Tenant’s expense) and Tenant hereby agrees to such reservation, provided, however, such contractors or subcontractors shall charge no more than the amount charged by comparable firms operating in comparable buildings for basic cleaning services. If Owner does not elect to designate such contractors, or hereafter discontinues the designation of any such contractors, Tenant shall provide its own cleaning services at its own expense, provided, however, that any contractor performing such work must be previously approved in writing by Owner, such approval not to be unreasonably conditioned, withheld or delayed. As of the date hereof, Owner has designated Spectrum Cleaning Service to perform such cleaning services. Owner will cooperate in attempting to resolve any disputes Tenant may have with any contractor or subcontractor designated by Owner. In connection with such cleaning services, Tenant shall pay for the cost thereof directly to the contractor. The foregoing provisions of this Section 39.07 shall not apply if and for so long as Tenant provides cleaning services for the premises with its own employees. Owner shall remove office trash, rubbish and waste from the demised premises at Tenant’s expense; Tenant shall cause such trash, rubbish and waste to be brought to a location on the 8th floor designated by Owner from time to time.

39.08 The cleaning, repair, maintenance and, except as otherwise expressly provided in the last sentence of this Section 39.08, the replacement of the air conditioners in the premises (i.e., the 20 and 25 ton water cooled units (collectively, the “Water Units”) and the 5 and 10 ton air cooled units (collectively, the “Air Units”) in the premises), shall be at Tenant’s expense by contractors selected by Tenant and approved in writing in advance by Owner, such approval not to be unreasonably withheld or delayed. Owner represents that, as of the date hereof, the Water Units are in good working order. Provided Tenant has complied with the provisions of this Section 39.08, Owner at its expense shall, upon notice from Tenant, replace a Water Unit if Owner determines (after inspection by Owner) that such Water Unit requires replacement.

ARTICLE 40

BROKERAGE

40.01 (a) Owner and Tenant each covenant, warrant and represent to the other that no brokers other than The Lansco Corporation and Jones Lang Lasalle Americas, Inc. (collectively, the “Brokers”) were instrumental in bringing about or consummating this lease and that they have had no conversations or negotiations with any broker other than the Brokers concerning the leasing of the premises. Owner and Tenant each agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by that party with any broker other than the Brokers. Owner agrees to pay such commissions as may be due to the Brokers pursuant to separate agreements.

(b) Owner shall have no liability for brokerage commissions arising out of a sublease by Tenant, and Tenant agrees to indemnify Owner and hold Owner harmless from and against any and all liability for brokerage commissions arising out of any such sublease.

ARTICLE 41

SUBLETTING AND ASSIGNMENT

41.01 (a) Tenant may, without Owner’s consent:

(i) Assign this lease to a corporation or other business entity (herein called a “successor corporation”) into or with which Tenant shall be merged or consolidated or to which substantially all of Tenant’s stock or assets may be transferred or sold, provided that (x) such successor corporation shall assume all of Tenant’s obligations and liabilities under this lease by operation of law, or appropriate instrument of merger, consolidation or transfer; and (y) such successor corporation immediately after such merger or consolidation has a net worth at least equal to that of Tenant immediately prior to such merger or consolidation;

(ii) Sublet any part(s) of the demised premises to an Affiliate of Tenant (as hereinafter defined). Tenant hereby covenants that such entity shall at all times remain an Affiliate of Tenant and a breach of such covenant shall constitute a material default under this lease for which Tenant shall be given a thirty (30) day opportunity to cure after written notice thereof;

(iii) Permit any Affiliate of Tenant to use the demised premises, or any part thereof. Tenant hereby covenants that such use may only continue for such period as such entity shall remain an Affiliate of Tenant and a breach of such covenant shall constitute a material default under this lease for which Tenant shall be given a thirty (30) day opportunity to cure; and

(iv) Assign this lease to an Affiliate of Tenant. Tenant hereby covenants that subsequent to such assignment the assignee shall remain an Affiliate of Tenant and a breach of such covenant shall constitute a material default under this lease for which Tenant and such assignee shall be given a thirty (30) day opportunity to cure after written notice thereof.

41.02 Concurrently with any of the transactions set forth in Sections 41.01(a), Tenant shall be required to submit reasonable proof that such entity, assignee, subtenant or occupant is a successor corporation or an Affiliate, such proof to be in form reasonably satisfactory to Owner. As used herein, the term “Affiliate” shall mean any corporation, partnership or other entity controlling, controlled by or under common control with Tenant. The word “control” (including “controlling”, “controlled by” and “under common control with”) as used with respect to any corporation, partnership or other entity shall mean the possession of a general partnership interest and/or the power to direct or cause the direction of the management and policies of such corporation, partnership or other entity, whether through the ownership of voting securities, partnership interests or otherwise. Similar proof that an entity continues to be an Affiliate shall be furnished by Tenant to Owner within fifteen (15) days after written request therefor. A sale of more than fifty (50%) percent of the equity interests in Tenant in any one transaction or in a series of transactions shall be deemed to be an assignment for purposes of this lease.

41.03 If Tenant shall desire to sublet the demised premises in whole or in part or to assign this lease to anyone other than a successor corporation or an Affiliate, Tenant shall submit to Owner a written notice (each, an “Offer”), which Offer shall include: (A) in the case of a proposed sublease, (i) a description of the portion of the premises proposed to be sublet (the “Proposed Portion”), (ii) the fixed rent and additional rent for said portion that Tenant would accept, (iii) the date upon which Tenant wishes to have the proposed sublease commence (which date shall not be less than sixty (60) days after the date of the Offer), and (iv) the date upon which Tenant wishes to have the proposed sublease expire (the “Proposed Sublease Expiration Date”), (B) in the case of a proposed assignment, (i) the economic terms and conditions of the proposed assignment, including the minimum consideration Tenant would accept therefor, and (ii) the date upon which Tenant wishes the assignment to be effective (which date shall be not less than sixty (60) days after the date of the Offer and (C) any other material terms of such proposed subletting or assignment then known to Tenant. For the purposes of this Article 41.03, the “Proposed Effective Date” shall mean the date specified in the Offer as the desired effective date of an assignment or the desired commencement date of a sublease.

41.04 Upon Owner’s receipt of an Offer from Tenant, Owner shall have the option, to be exercised in its sole discretion in writing (the “Offer Response”) within thirty (30) days thereafter:

(a) with respect to a proposed assignment of this lease,

(i) to terminate this lease as of the Proposed Effective Date as if it were the Expiration Date of this lease, in which event Tenant shall be released of all obligations thereafter accruing hereunder; or

(ii) to accept an assignment of this lease from Tenant in which event Tenant shall promptly execute and deliver to Owner or Owner’s designee an assignment of this lease in form reasonably satisfactory to Owner’s counsel which shall be effective as of the Proposed Effective Date;

(b) with respect to a proposed subletting of all or substantially all of the demised premises,

(i) to proceed under (a)(i) or (ii) above; or

(ii) to accept a sublease from Tenant of the entire demised premises, in which event Tenant shall promptly execute and deliver to Owner or Owner’s designee a sublease (x) for a term that will commence on the Proposed Effective Date and that will end (at Owner’s election set forth in the Offer Response) either on the Proposed Sublease Expiration Date or on the day preceding the scheduled expiration date of this lease and (y) at Owner’s election set forth in the Offer Response, either on the rental terms provided for in the Offer or on the rental terms provided in this lease.

(c) with respect to a proposed subletting of fifty percent or more (in the aggregate) of the demised premises (but less than all or substantially all of the premises), to accept a sublease from Tenant of the Proposed Portion, in which event (A) Tenant shall promptly execute and deliver to Owner or Owner’s designee a sublease (x) for a term that will commence on the Proposed Effective Date and that will end (at Owner’s election set forth in the Offer Response) either on the Proposed Sublease Expiration Date or on the day preceding the scheduled expiration date of this lease and (y) at Owner’s election set forth in the Offer Response, either on the rental terms provided for in the Offer or on the rental terms provided in this lease and (B) Tenant shall pay for (or reimburse Owner, within twenty days after demand for), the reasonable costs incurred in physically separating the Proposed Portion from the balance of the demised premises and in complying with any laws and requirements of public authorities relating to such separation.

41.05 If Owner should elect to have Tenant execute and deliver a sublease pursuant to the provisions of Sections 41.04(b)(ii) or 41.04(c), said sublease shall be in form reasonably satisfactory to Owner’s counsel and on all the terms contained in this lease, except that:

(i) The term and rental terms shall be those specified by Owner as provided in Sections 41.04(b)(ii) or 41.04(c);

(ii) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, or assign the sublease, without Tenant’s consent;

(iii) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, additions and improvements that such subtenant may desire without the consent of Tenant; provided, however, that Tenant need not remove any such additions or improvements at the end of the Term of this lease;

(iv) Such sublease shall expressly negate any intention that any estate create by or under such sublease be merged with any other estate held by either of the parties hereto;

(v) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Owner;

(vi) There shall be no limitation as to the use of the sublet premises by the subtenant thereunder;

(vii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Owner has consented to such noncompliance;

(viii) Any obligation of Tenant, as lessor under that sublease shall be deemed performed if Owner has performed such obligation with respect to the demised premises, and any obligation of Tenant, as tenant hereunder, shall be deemed performed to the extent that the sublease requires such obligation to be performed by the subtenant thereunder;

(ix) Such sublease shall provide that Tenant’s obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made on the subleased premises shall be limited to those which accrued and related to such of the foregoing as were made prior to the effective date of the sublease;

(x) Any failure of Tenant to perform its obligations under this lease which is due to the failure of Owner or its designee (or any successor to or assignee of Owner or such designee) to perform its obligations under said sublease shall not constitute a default hereunder; Tenant may offset against any rent owed to Owner hereunder any rent which the subtenant fails to pay under said sublease; provided, however, that the foregoing offset shall not be applicable with respect to any entity which succeeds to Owner’s interest hereunder but not under said sublease; and

(xi) Said sublease shall expressly provide that the subtenant thereunder shall not have the right to require Tenant to perform the obligations of Owner under this lease and said subtenant shall have no claims against Tenant by reason of Owner’s failure to perform its obligations under this lease unless such failure shall be due to a default by Tenant under this lease.

41.06 Owner shall not elect any of the options provided in Section 41.04 hereof (or, if Owner shall not have any of the options set forth in Section 41.04 hereof), then provided that the conditions hereinafter set forth shall be satisfied, Owner shall not unreasonably withhold or delay its consent to a proposed assignment or sublease. Tenant, prior to assigning this lease or subletting the whole or any portion of the premises, shall submit to Owner in writing (the “Tenant’s Request”) (1) the name of the proposed assignee or subtenant, the nature of its business and the proposed use of the premises, (2) a conformed or photostatic copy of the proposed assignment or sublease, and (3) financial information as to the proposed assignee or subtenant. Owner shall grant or deny consent to any proposed assignment or sublease set forth in a Tenant’s Request within thirty (30) days of Owner’s receipt of such Tenant’s Request. If Owner shall fail to grant or deny consent to a proposed assignment or sublease set forth in a Tenant’s Request within such thirty (30) day period, then Tenant shall have the right to give a reminder notice to Owner (which notice shall state, on the first page thereof in bold, capital letters that “THIS IS A REMINDER NOTICE BEING GIVEN PURSUANT TO ARTICLE 41.06 OF THE LEASE), and if Owner shall fail to grant or deny consent to such proposed sublease or assignment within ten (10) days after Owner’s receipt of such reminder notice, then such proposed sublease or assignment shall be deemed consented to by Owner. Owner shall not unreasonably withhold its consent to any proposed subletting or assignment described in any Tenant’s Request, provided and upon condition that the following conditions shall be fulfilled:

(a) Tenant shall have complied with the provisions of Article 41.03 above; (x) if the proposed transaction is an assignment, the proposed assignment (i) will be on the same terms (or terms no more favorable to the proposed assignee than) those contained in the Offer, and (ii) will have an effective date that will be within thirty (30) days of the Proposed Effective Date set forth in the Offer, and (y) if the proposed transaction is a sublease of fifty percent or more (in the aggregate) of the demised premises, the proposed sublease (i) will cover the entire Proposed Portion described in the Offer (and no other space), (ii) will be on the same terms (or terms no more favorable to the proposed subtenant than) those contained in the Offer, (iii) will have a commencement date that will be within thirty (30) days of the Proposed Effective Date set forth in the Offer, and (iv) will have an expiration date which is within thirty (30) days of the Proposed Sublease Expiration Date set forth in the Offer;

(b) There shall be no advertisement or public communication of any kind whatever relating to the proposed subletting or assignment which mentions or refers to a specific dollar rental rate (but nothing herein contained shall be deemed to prohibit Tenant from mentioning or referring to a specific dollar rental rate in private letter(s) or circulars to broker(s) or from negotiating or consummating a sublease at the rate of rent provided in Section 41.06(g) or as otherwise provided in this lease) or to any other matter which directly or indirectly might adversely reflect on the dignity or prestige of the Building; without limiting the foregoing restrictions, no such advertisement or other public communication shall be released without Owner’s prior written approval, which shall not be unreasonably withheld or delayed (it being agreed that Owner’s consent shall not be required for Tenant to list the premises or any portion thereof with brokers or for Tenant or such brokers to distribute to other brokers flyers with respect to the availability of the premises or any portion thereof);

(c) No space shall be sublet to another tenant of the Building, or to an Affiliate of any other tenant of the Building, or to any other occupant of the Building, if Owner shall then have available for rent comparable space in the Building;

(d) No subletting shall be to a person or entity which, in Owner’s reasonable opinion, has a financial standing, is of a character, is engaged in a business, or proposes to use the premises in a manner not in keeping with the provisions of this lease and the standards in such respects of the other tenancies in the Building;

(e) Each assignment or sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the demised premises except in accordance with the provisions of this Article 41, (iii) a consent by Owner thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this lease, or Tenant’s obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Owner is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the Fixed Rent and Additional Rent due hereunder, and (v) the receipt by Owner of any amounts from an assignee, subtenant or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant;

(f) Any proposed sublease shall not have a term which shall extend beyond a date one day prior to the expiration or earlier termination of the Term;

(g) Any proposed sublease will not result in there being more than two (2) tenants (including Tenant) on any floor of the demised premises;

(h) Any proposed sublease shall not provide for materially less fixed rent and/or additional rent than the lesser of (i) such Fixed Rent and Additional Rent as is set forth herein and (ii) the fair market sublease rental value of the space proposed to be sublet;

(i) Tenant shall pay all reasonable costs that may be incurred by Owner in connection therewith including reasonable attorneys’ fees and the out of pocket costs of making investigations as to the acceptability of a proposed subtenant or assignee;

(j) The proposed subtenant or assignee shall not be a person then negotiating with Owner for the rental of any office space in the Building (Owner agrees to respond promptly to any inquiry by Tenant as to whether Owner is then negotiating with any proposed subtenant or assignee);

(k) Tenant shall pay to Owner in each instance, in consideration for such consent, an amount equal to the Assignment Profit (as hereinafter defined) or Sublease Profit (as hereinafter defined). As used herein, the term “Assignment Profit” shall mean fifty percent (50%) of the difference between (x) all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less in the case of a sale thereof, the then unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns) and (y) the reasonable costs incurred by Tenant in affecting such assignment, including, without limitation, rent concessions (but only to the extent such rent concessions (i) are not reflected in, or otherwise taken into consideration in, any of the amounts described in the preceding clause (x) (through a reduction of those amounts or otherwise) or (ii) have not already been included within any other category described within this clause (y)), legal fees, brokerage commissions, advertising costs and any work performed by Tenant, at its expense, based upon bills, receipts or other evidence of such costs reasonably satisfactory to Owner. The Assignment Profit shall be paid to Owner within ten (10) days after the same is paid by the assignee to Tenant. As used herein, the term “Sublease Profit” shall mean fifty percent (50%) of the difference between (x) all sums and other considerations paid to Tenant by the subtenant for or by reason of such sublease (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less in the case of a sale thereof, the then unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns) and (y) the reasonable costs incurred by Tenant in affecting such sublease, including, without limitation, rent concessions (but only to the extent such rent concessions (i) are not reflected in, or otherwise taken into consideration in, any of the amounts described in the preceding clause (x) (through a reduction of those amounts or otherwise) or (ii) have not already been included within any other category described within this clause (y)), legal fees, brokerage commissions, advertising costs and any work performed by Tenant, at its expense, based upon bills, receipts or other evidence of such costs reasonably satisfactory to Owner. The Sublease Profit shall be paid to Owner within ten (10) days after the same is paid by the subtenant to Tenant, but after subtracting all permitted expenses as described in subclause (y) above which have then been incurred;

(l) There shall be no prior written notice of default given by Owner under any of the terms, covenants and conditions of this lease which remains uncured by Tenant at the time that Owner’s consent to any such assignment or subletting is requested or on the Effective Date; and

(m) Owner shall be furnished with a duplicate original of the sublease or assignment within thirty (30) days after the date of its execution and (b) the terms of such assignment or sublease compare not more favorable (except to a de minimis extent) to the subtenant than the terms set forth in the copy submitted to Owner with the Tenant’s Request.

If (a) Owner fails to exercise any of its options under Section 41.04, and (b) Tenant, within 6 months after the date the Offer is delivered to Owner, fails to execute and deliver to Owner for its approval either an assignment or a sublease (as to which assignment or sublease), then Tenant shall again comply with all of the provisions and conditions of Section 41.03 before assigning this lease or subletting all or part of the premises.

The provisions of Section 41.06 shall not apply to a transaction permitted pursuant to Section 41.01(a) hereof.

41.07 No assignment of this lease, whether to a successor corporation or an Affiliate of Tenant or otherwise, shall be binding upon Owner unless the assignee shall execute, acknowledge and deliver to Owner (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Owner, duly executed by Tenant, and (b) an agreement, in form and substance reasonably satisfactory to Owner, duly executed by the assignee, whereby the assignee shall unconditionally assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this lease on Tenant’s part to be observed or performed, including, without limitation, the provisions of this Article with respect to all future sublettings or assignments; but the failure or refusal of the assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this lease.

41.08 If this lease be assigned, whether or not in violation of the terms of this lease, Owner may collect rent from the assignee. If the demised premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this lease, Owner may, after default by Tenant and expiration of Tenant’s time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Owner may apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Article 11 or this Article 41, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this lease. The consent by Owner to an assignment, transfer, encumbering or subletting pursuant to any provision of this lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Owner to any other or further assignment, transfer, encumbering or subletting. References in this lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant and its permitted sublessees and assignees on any door of the demised premises or on any directory or in any elevator in the Building or otherwise, shall not operate to vest in the person so named any right or interest in this lease or the demised premises, or be deemed to constitute, or serve as a substitute for, any consent of Owner required under Article 11 or this Article 41. Neither any assignment of this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Owner from any person other than Tenant, nor any application of any such rent as provided in this Article shall, under any circumstances relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this lease on Tenant’s part to be performed.

ARTICLE 42

ESTOPPEL CERTIFICATES

42.01 (a) Tenant (and any subtenant or assignee of Tenant) shall at any time and from time to time (but not more often than two times per year except in connection with a proposed sale or encumbering of the Real Property and/or the Building) upon not less than ten

(10) days’ prior notice from Owner, execute, acknowledge and deliver to Owner a statement in writing setting forth the Commencement Date, the Expiration Date and the Fixed Rent hereunder and certifying (i) that this lease is unmodified and whether it is in full force and effect (or if there has been any modification, whether the same is in full force and effect as modified and stating the modification), (ii) the dates to which the Fixed Rent and Additional Rent have been paid, (iii) whether or not to the knowledge of Tenant, Owner is in default in performance of any of its obligations under this lease and, if so, specifying each such default of which Tenant may have knowledge, (iv) whether Tenant has accepted possession of the premises, (v) whether Tenant has made any claim against Owner under this lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether to Tenant’s knowledge there exist any offsets or defenses against enforcement of any of the terms of this lease upon the part of Tenant to be performed, and if so, specifying the same, and (vii) such further information with respect to this lease or the premises as Owner may reasonably request, it being intended that any such statement delivered pursuant hereto shall be binding upon Tenant and may be relied upon by Owner and any prospective purchaser of the Real Property and/or the Building or any part thereof or of the interest of Owner in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

(b) Owner shall at any time and from time to time (but not more often than two times per year except in connection with a proposed sublease of the premises or assignment of this lease upon not less than ten (10) days’ prior notice from Tenant, execute, acknowledge and deliver to Tenant a statement in writing setting forth the Commencement Date, the Expiration Date and the Fixed Rent hereunder and certifying (i) that this lease is unmodified and whether it is in full force and effect (or if there has been any modification, whether the same is in full force and effect as modified and stating the modification), (ii) the dates to which the Fixed Rent and Additional Rent have been paid, (iii) whether or not to the knowledge of Owner, Tenant is in default in performance of any of its obligations under this lease and, if so, specifying each such default of which Owner may have knowledge, (iv) whether Tenant has accepted possession of the premises, (v) whether Owner has made any claim against Tenant under this lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether to Owner’s knowledge there exist any offsets or defenses against enforcement of any of the terms of this lease upon the part of Owner to be performed, and if so, specifying the same, and (vii) such further information with respect to this lease or the premises as Tenant may reasonably request, it being intended that any such statement delivered pursuant hereto shall be binding upon Owner and may be relied upon by Tenant and any prospective subtenant or assignee.

ARTICLE 43

NON-LIABILITY AND INDEMNIFICATION

43.01 Owner shall not be liable to Tenant or Tenant’s agents, employees, contractors, invitees or licensees or any other occupant of the premises, and Tenant shall save Owner and its agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, occurring in or about the premises, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighboring property or caused by operations in construction of any private, public or quasi-public work, against whom Tenant may pursue its legal remedies) unless due to the negligence or willful acts of or omissions by Owner or Owner’s agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) or any breach of any obligation, representation or agreement of Owner herein, it being understood that no property, other than such as might normally be brought upon or kept in the premises as incidental to the reasonable use of the premises for the purposes herein permitted will be brought upon or be kept in the premises; provided, however, that even if due to any such negligence of Owner or its agents or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith and Owner and its agents and employees shall not be liable, to the extent of Tenant’s insurance coverage (or to the extent of the insurance Tenant is required to carry hereunder), for any loss or damage to any person or property even if due to the negligence of Owner or its agents or employees. Any Building employee to whom any property shall be expressly entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Owner nor Owner’s agents shall be liable for any loss of or damage to any such property by theft or otherwise. Under no circumstances shall any partner, director, shareholder, officer, principal or agent of Owner have any liability under this lease. Under no circumstances shall any partner, director, shareholder, officer, principal or agent of Tenant have any liability under this lease.

43.02 Neither any (a) performance by Owner, Tenant or others of any repairs or improvements in or to the Real Property, Building or the premises, (b) failure of Owner or others to make any such repairs or improvements, (c) damage to the Building, the premises or Tenant’s property in the premises, (d) injury to any persons caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, (e) latent defect in the Building or premises, nor (f) inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (e) shall impose any liability on Owner to Tenant, other than such liability as may be imposed upon Owner at law or in equity for (1) Owner’s negligence or willful acts or omissions or that of Owner’s agents or employees in the operation or maintenance of the Building, or (2) the breach by Owner of any express covenant, representation, warranty or agreement of this lease on Owner’s part to be performed or observed; provided, however, that Owner shall not be liable to the extent of Tenant’s insurance coverage (or to the extent of the insurance Tenant is required to carry hereunder). No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, and Owner reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.

43.03 (a) Tenant hereby indemnifies and agrees to hold Owner harmless from and against any and all loss, cost, liability, claim, damage, fine, penalty and expense including reasonable attorneys’ fees and disbursements in connection with or arising from any acts, omissions or negligence of Tenant or the contractors, agents, employees, invitees or licensees of Tenant or any person claiming under Tenant, in or about the premises or the Real Property during the Term and during any holdover period, limited, however, to the extent that the same is not covered by Owner’s insurance (or would not have been covered by the insurance Owner is required to carry hereunder). If any action or proceeding shall be brought against Owner or Owner’s agents, or any mortgagee of the Real Property and/or the Building based upon any such claim and if Tenant, upon notice from Owner, shall cause such action or proceeding to be defended at Tenant’s expense by counsel reasonably satisfactory to Owner, Tenant shall not be required to indemnify Owner, Owner’s agents or mortgagee for attorneys’ fees and disbursements in connection with such action or proceeding.

(b) Owner hereby indemnifies and agrees to hold Tenant harmless from and against any and all loss, cost, liability, claim, damage, fine, penalty and expense including reasonable attorneys’ fees and disbursements in connection with or arising from any acts, omissions or negligence of Owner or the contractors, agents, employees, invitees or licensees of Owner or any person claiming under Owner (other than other tenants of the Building), in or about the premises or the Real Property during the Term and during any holdover period, limited, however, to the extent that the same is not covered by Tenant’s insurance (or would not have been covered by the insurance Tenant is required to carry hereunder). If any action or proceeding shall be brought against Tenant or Tenant’s agents, based upon any such claim and if Owner, upon notice from Tenant, shall cause such action or proceeding to be defended at Owner’s expense by counsel reasonably satisfactory to Tenant, Owner shall not be required to indemnify Tenant or Tenant’s agents for attorneys’ fees and disbursements in connection with such action or proceeding.

43.04 (a) Tenant shall pay to Owner as Additional Rent, within thirty (30) days following rendition by Owner to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses payable pursuant to Section 43.03(a).

(b) Owner shall pay to Tenant within thirty (30) days following rendition by Tenant to Owner of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses payable pursuant to Section 43.03(b).

43.05 Notwithstanding anything to the contrary contained herein, Tenant shall look only to Owner’s estate in the Building and the Real Property (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner hereunder, and no other property or assets of Owner or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder or under law or Tenant’s use or occupancy of the premises or any other liability of Owner to Tenant.

43.06 The provisions of this Article 43 are not intended to imply any obligation on the part of Tenant to cause the Building or the premises to comply with the Americans with Disabilities Act, except to the extent compliance is required by reason of the manner of use of the premises by Tenant. Owner hereby indemnifies Tenant from and against any losses or damages incurred by Tenant as a result of any claim asserted against Tenant by reason of any failure of the Building to so comply.

ARTICLE 44

MISCELLANEOUS PROVISIONS

44.01 If any of the provisions of this lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to who or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

44.02 Owner shall not be liable for any injury to the business of Tenant resulting from any damage to the premises or the Building by fire or other casualty.

44.03 Notwithstanding anything to the contrary contained in this lease, any wall-to-wall or other carpeting (other than area rugs and other floor coverings not affixed in any manner to the floor) or floor covering installed in the premises shall be installed without glue by such procedure as Owner shall approve in writing (which approval shall not be unreasonably conditioned, withheld or delayed) in order to protect the existing flooring and upon installation shall become the property of Owner and shall remain in and be surrendered with the premises upon the expiration or earlier termination of this lease, subject, however, to the provisions of Article 3 of this lease as modified by Article 48 of this lease regarding removal of alterations.

44.04 (a) Tenant hereby indemnifies and agrees to hold Owner harmless from and against any loss, cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys’ fees and disbursements, resulting from delay by Tenant in surrendering the premises upon the expiration or earlier termination of this lease as provided in Article 22, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. Notwithstanding the foregoing provisions of this Section 44.04, Tenant shall not be liable to Owner for consequential damages pursuant to the provisions of this Section 44.04 unless Tenant delays in so surrendering the premises for more than thirty days after the expiration or earlier termination of the Term of this Lease.

(b) In the event Tenant remains in possession of the premises after the termination of this lease without the execution of a new lease, Tenant, at the option of Owner, shall be deemed to be occupying the premises as a tenant from month to month, at a monthly rental equal to the sum of the Additional Rent and one hundred twenty-five percent (125%) of the Fixed Rent payable during the last month of the Term, subject to all of the other terms of this lease insofar as the same are applicable to a month-to-month tenancy.

(c) The provisions of Sections 44.04(a) and (b) shall not apply if any delay by Tenant in surrendering the premises upon the termination of this lease is attributable to Owner or its designee (or any successor to or assignee of Owner or such designee) as subtenant under a sublease entered into pursuant to Section 41.04(b)(ii) or 41.04(c) hereof.

44.05 This lease is submitted to Tenant for signature with the understanding that it shall not bind Owner or Tenant unless and until it is duly executed by both Tenant and Owner and an executed copy delivered to Tenant.

44.06 If there occurs any temporary or permanent interruption of any mail service, lasting more than five (5) consecutive business days, notices may be given by telegram or personal delivery, but shall not be effective until personally received by an executive officer, employee or agent of a party which is a corporation, or a partner, employee or agent of a party which is a partnership, or a principal, employee or agent of any other entity.

44.07 Owner shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Building or the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use, provided there is no unreasonable interference with Tenant’s access to or use of the demised premises.

44.08 Tenant hereby represents and warrants that the persons executing this lease on behalf of Tenant have been duly authorized to execute this lease for and on behalf of such corporation pursuant to all applicable corporate documents and this lease shall, upon execution, be binding and enforceable against Tenant in accordance with its terms. Owner hereby represents and warrants that the persons executing this lease on behalf of Owner have been duly authorized to execute this lease for and on behalf of such partnership pursuant to its partnership agreement and this lease shall, upon execution, be binding and enforceable against Owner in accordance with its terms.

44.09 Any notice, demand, communication or statement (collectively hereinafter being referred to as “Notices”) required or permitted to be given pursuant to the provisions of this lease shall be in writing and, unless otherwise required by law or as otherwise provided in this lease, shall be sent by registered or certified mail, return receipt requested (other than rent statements and bills which may be sent by personal delivery or regular mail). A Notice shall be deemed given on the date of delivery (in the event of personal delivery or regular mailing) or on the date indicated on a return receipt (in the event of registered or certified mailing). By giving the other party at least ten (10) days’ prior written notice, either party may, by Notice given as above provided, designate a different address for Notices. Notices shall be sent as follows:

(a)	If to Tenant,

MEDIDATA SOLUTIONS, INC.

79 Fifth Avenue,

8th Floor

New York, New York

Attention: Mr. Tarek Sherif

With a copy to,

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

Attention: Alan J. Bernstein, Esq.

(b)	If to Owner,

A & R Kalimian Realty, L.P.

101 East 52nd Street

New York, New York 10022

Attn: Mr. Rouhollah Kalimian

44.10 In the event of any conflict between the provisions of the printed portion of this lease and the provisions of this rider, the provisions of this rider including all Exhibits hereto shall prevail.

44.11 If Tenant becomes aware of same, Tenant shall give Owner notice of the need for repairs to the public portions of the Building. Nothing contained in this lease shall give Tenant the right to make any such repairs, or obligate Tenant to make or pay for the cost of such repairs except in the event such repairs are required by reason of the negligence or wilful misconduct of Tenant, its agents, contractors or employees.

44.12 If at any time a certificate of occupancy is required for the Building under applicable law, Owner shall obtain same at its sole cost and expense, provided, however, that Tenant shall at its expense supply copies of the plans for the premises if required in connection with obtaining such certificate but only to the extent of any work performed in the premises by Tenant.

44.13 All Exhibits referred to in this lease are hereby incorporated in this lease by reference.

44.14 This lease shall be construed under the laws of the State of New York, without giving effect to any principle of conflict of laws.

44.15 This lease may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

44.16 During the term of this lease, Tenant shall be entitled to use the furniture currently in the demised premises (collectively, the “Existing Furniture”) without additional charge. The Existing Furniture is being delivered to Tenant in its “AS IS”, “WHERE IS” and “WITH ALL FAULTS” condition. Owner makes no representation or warranty as to the condition of the Existing Furniture. At the expiration or earlier termination of this lease, Tenant shall remove all of the Existing Furniture from the premises and shall repair any damage caused by such removal.

ARTICLE 45

INSURANCE

45.01 Tenant shall maintain (i) personal injury and property damage insurance, under a policy of general public liability insurance, with such limits as may reasonably be requested by Owner from time to time, but not more than once a year, and not less than $1,000,000/$2,000,000 in respect to bodily injury or death and $1,000,000 for property damage and (ii) All Risks of Physical Loss insurance written at replacement cost value and with a replacement cost endorsement covering (x) the improvements (as hereinafter defined), (y) the furniture and fixtures in the demised premises as of the date of this lease and (z) all of Tenant’s personal property in the demised premises. The policy or policies evidencing such insurance shall include Owner as an additional insured.

45.02 All policies required to be maintained pursuant to the provisions of this lease shall be issued by an insurance company or companies having a Best’s rating of at least A-/VII and authorized to do business in the State of New York or as otherwise agreed to by Owner, in its sole discretion. All policies required to be maintained pursuant to the provisions of this lease shall have a written undertaking from the insurer to notify all insureds thereunder at least ten (10) days prior to cancellation thereof. Tenant may provide any insurance required pursuant to the provisions of this lease under a so-called blanket policy or policies covering other parties and locations so long as the coverage under such policy or policies is not thereby diminished. Tenant shall furnish Owner with a certificate of insurance evidencing any such policy or a certificate naming Owner as an additional insured.

45.03 The term “insurance requirements” as used in this lease shall mean all reasonable requirements of any insurance policy covering or applicable to all or any part of the Building or the premises or the use thereof, all reasonable requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the New York Board of Fire Underwriters or the insurance Services Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Building or the premises.

45.04 If Tenant shall fail to obtain any such insurance within thirty (30) days after written notice, Owner may obtain such insurance at Tenant’s expense.

45.05 Owner, at Owner’s sole cost and expense, shall obtain and keep in full force and effect during the Term of this lease such fire and liability insurance as may be reasonably required by any mortgagee of the Real Property or any portion thereof, or in the event no such mortgagee exists, such fire and liability insurance as would be carried by similar owners of similar properties.

ARTICLE 46

RENEWAL OPTION

46.01 Tenant shall have the option (the “Renewal Option”) to extend the term of this lease for one (1) additional five (5) year period (the “Renewal Term”), which Renewal Term shall commence on the date immediately succeeding the fixed expiration date hereof and shall end on the fifth (5th) anniversary of such expiration date (the “Renewal Expiration Date”), provided that:

(a) this lease shall not have been previously terminated and that Tenant shall not be in default (beyond any applicable notice and cure period) in the observance or performance of any of the terms, covenants or conditions of this lease (i) on the date Tenant gives Owner irrevocable written notice (the “Renewal Notice”) of Tenant’s election to exercise the Renewal Option, and (ii) on the Expiration Date, and

(b) the original named Tenant shall be (or will, at the commencement of the Renewal Term, be) in actual occupancy of the entire premises, and shall not have (or is not intending to) sublet all or any portion of the premises for the Renewal Term (it being understood that the foregoing requirements set forth in clause (a) and/or (b) may be waived by Owner, in its sole discretion, at any time). (The provisions of this clause (b) shall not be construed to modify the operation of the provisions of Article 41 during the Renewal Term.)

46.02 The Renewal Option shall be exercised with respect to the entire premises only and shall be exercisable by Tenant delivering the Renewal Notice to Owner not later than September 30, 2007. Time is of the essence with respect to the giving of the Renewal Notice.

46.03 If Tenant exercises the Renewal Option in accordance with the terms of this Article, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this lease, except that (i) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to Section 46.04 of this Article; (ii) any provisions of this lease with respect to any initial abatement of Fixed Rent and Additional Rent shall not be applicable during the Renewal Term; (iii) the provisions of Section 46.01 relative to Tenant’s right to renew the term of this lease shall not be applicable during the Renewal Term; (iv) the expiration date of this lease shall be defined as the Renewal Expiration Date; and (v) the Base Tax shall be the Taxes for the Tax Year ending immediately prior to the commencement of the Renewal Term.

46.04 The Fixed Rent for the Renewal Term shall be calculated as follows:

(i) The annual Fixed Rent for the Premises for the Renewal Term shall be an amount equal to the greater of (a) the Fair Market Rent (hereinafter defined), or (b) an amount (the “Annual Rent”) equal to the aggregate of (x) the Fixed Rent payable by Tenant for the twelve-month period ending on September 30, 2008, and (y) Tenant’s Tax Payment payable with respect to the Tax Year ending immediately prior to the commencement of the Renewal Term (the greater of (a) and (b) being hereinafter referred to as the “Rental Value”).

(ii) For purposes of the Renewal Term, the term “Fair Market Rent” shall mean the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the premises during the Renewal Term, assuming (a) that the premises were vacant and in their “as is” condition on the commencement date of the Renewal Term; (b) that the premises were being demised upon the same terms and conditions as are provided for in this lease for the Renewal Term; (c) that Owner would be paying a standard brokerage commission in connection with such leasing (whether or not actually paid); (d) any provisions of this lease with respect to any abatement of Fixed Rent and Additional Rent will not be applicable during the Renewal Term; and (e) that the Base Tax is being reset in accordance with Section 46.03 hereof.

46.05 (a) Tenant, by written notice to Owner given no sooner than the eighteen (18) months prior to the Expiration Date and no later than sixteen months (16) months prior to the Expiration Date, may request that Owner furnish to Tenant Owner’s determination of the Fair Market Rent for the Renewal Term for Tenant’s consideration in making its decision as to whether to exercise the Renewal Option. Upon such timely request by Tenant, Owner agrees to respond within thirty (30) days of receipt of such request by Tenant with Owner’s preliminary determination of the Fair Market Rent for the Renewal Term (“Owner’s Preliminary Determination”). In the event that Tenant elects to timely exercise the Renewal Option in accordance with the terms of Section 46.01 of this Article, and if the parties have not otherwise already agreed on the Fixed Rent for the Renewal Term, then, if Owner believes that the Fair Market Rent exceeds the Annual Rent, Owner shall give Tenant written notice (the “Rent Notice”) at least one hundred and fifty days (150) days prior to the Expiration Date, setting forth Owner’s determination of the Fair Market Rent (“Owner’s Determination”), which Owner’s Determination may be greater than Owner’s Preliminary Determination (if one was timely requested by Tenant). If Owner shall determine that the Fair Market Rent is equivalent or less than Annual Rent, then the Rental Value shall be the Annual Rent.

(b) If Owner shall send a Rent Notice showing Owner’s FMV Determination which exceeds the Annual Rent, then Tenant shall give Owner written notice (“Tenant’s Notice”), within thirty (30) days after Tenant’s receipt of the Rent Notice, of whether Tenant accepts or disputes Owner’s FMV Determination, and if Tenant disputes Owner’s FMV Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rent. If Tenant in Tenant’s Notice accepts Owner’s FMV Determination or if Tenant fails or refuses for any reason to give Tenant’s Notice within the thirty (30) day period set forth above, Tenant shall be deemed to have accepted Owner’s FMV Determination for the Renewal Term. If Tenant in Tenant’s Notice disputes Owner’s FMV Determination in the manner set forth above, any such dispute, if not resolved between the parties within thirty (30) days thereafter, shall be settled in accordance with the provisions of Section 46.07 hereof.

46.06 If Owner shall send a Rent Notice which is disputed by Tenant in accordance with Section 46.05 above and if the final determination of the Rental Value shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Article, then, pending such final determination, Tenant shall pay, as the Fixed Rent for the Renewal Term, an amount equal to Owner’s Determination. If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were (i) less than the Rental Value payable for the applicable Renewal Term as ultimately determined, Tenant shall pay to Owner the amount of such deficiency within five (5) days after demand therefor or (ii) greater than the Rental Value payable for the Renewal Term as ultimately determined, Owner shall credit the amount of such excess against the next immediate installments of Fixed Rent and/or Additional Rent payable by Tenant. Upon the final determination of any dispute pursuant to Section 46.07, Tenant shall pay, and the Fixed Rent shall be, the Rental Value during the Renewal Term (which may in no event be less than the Annual Rent).

46.07 (a) If Tenant notifies Owner that Tenant disputes Owner’s determination of the Fair Market Rent within the thirty (30) day period set forth in Section 46.05 above and Owner and Tenant fail to agree as to the Fair Market Rent within the following thirty (30) day period set forth in said Section 46.05, then the Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the real estate valuation arbitration rules of the American Arbitration Association (the “AAA”) in effect on the date hereof, except that the provisions of this Section 46.07 shall apply to the conduct and determination of such arbitration and shall supersede any conflicting or inconsistent provisions of said real estate valuation arbitration rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the City of New York, by a panel of three (3) arbitrators in accordance with this Section 46.07.

(b) Owner and Tenant shall each appoint their own arbitrator within 15 days after the giving of the notice set forth in the last sentence of Section 46.07(a) hereof, which notice shall state that such party seeks a determination of the Fair Market Rent pursuant to this Article 46. If either Owner or Tenant shall fail to timely appoint an arbitrator and such failure shall continue for fifteen days after a further notice, then the appointment of the arbitrator shall be made in the same manner as hereinafter provided for the appointment of the third arbitrator in a case where the two arbitrators appointed hereunder are unable to agree upon such appointment. Such two arbitrators shall have twenty (20) days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Owner or Tenant may request the AAA to appoint an arbitrator who shall be impartial within twenty (20) days of such request and both parties shall be bound by any appointment so made within such 20-day period. If no such third arbitrator shall have been appointed within such 20 days or within 90 days of the original request for a determination of the Fair Market Rent, whichever is earlier, either Owner or Tenant may apply to any court having jurisdiction to make such appointment.

(c) The third arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute. The three arbitrators shall conduct such hearings as they deem appropriate (or such hearings as either Owner or Tenant shall reasonably request). Each arbitrator shall determine independently of the other the Fair Market Rent based solely on the criteria set forth in the applicable Section of this lease providing for such determination and within fifteen (15) days after the third arbitrator has been appointed, each arbitrator shall render his determination of the Fair Market Rent and shall submit same to each of the other arbitrators, making their determination in writing, and shall give notice to Owner and Tenant of their determination as soon as practicable. If at least two of the three arbitrators shall concur in their determination of the Fair Market Rent, their determination shall be final and binding upon the parties. If the arbitrators fail to concur, then the Fair Market Rent shall be an amount equal to fifty (50%) percent of the sum of the two determinations by the arbitrators closest in amount, and such amount shall be final and binding upon the parties.

(d) The fees and expenses of any arbitration of the determination of the Fair Market Rent for purposes of this Section 46.07 shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof.

(e) Owner and Tenant shall each have the right to submit such data and memoranda to each of the arbitrators in support of their respective positions as they may deem necessary or appropriate.

(f) Each arbitrator shall be a qualified member of the American Institute of Real Estate Appraisers (or any successor of such Institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers) who shall not be a sole practitioner, and shall have at least ten (10) years’ experience in leasing and valuation of properties which are similar in character to the Building.

(g) It is expressly understood that any determination of the Fair Market Rent shall be based on the assumption and criteria stated in Section 46.04 of this Article. The arbitrators shall not have the power to add to, modify or change any of the provisions of this lease, and the jurisdiction of the arbitrators is limited accordingly.

(h) After a determination has been made of the Fair Market Rent pursuant to the provision of this Section 46.07, the parties shall execute and deliver to each other an instrument setting forth the Rental Value payable during the Renewal Term, provided, however, that the failure of either party to so execute such certificate shall not affect the determination of the Rental Value in accordance with the provisions hereof.

ARTICLE 47

USE

47.01 Tenant shall use and occupy the premises for general executive, clerical and professional offices. In connection with the foregoing, notwithstanding any provision of this lease, Tenant shall be permitted to use portions of the premises for the following purposes:

(a) installation, maintenance and operation in the premises of (i) electronic data processing equipment and business machines, and (ii) reproducing equipment used for purposes incidental to the business of Tenant, subject to the provisions of Section 47.03(c);

(b) installation, maintenance and operation of computers, printers, and communications equipment (such as telephones, telecopiers, telex and the like) for purposes incidental to the business of Tenant; and

(c) installation of a pantry (including a “dwyer unit”, microwave, coffee maker, ice maker and/or refrigerator) for use by Tenant, its guests and invitees, provided, however, Tenant shall not be permitted to install a dishwasher therein.

47.02 Tenant shall not use or occupy or suffer or permit the use or occupancy of any part of the premises in any manner which in Owner’s reasonable judgment would adversely affect (a) the proper and economical rendition of any service required to be furnished to any tenant, (b) the use or enjoyment of any part of the Building by any other tenant, or (c) the appearance, character or reputation of the Building as an office building.

47.03 The use of the premises for the purposes specified in this Article 47 shall not include, and Tenant shall not use, or permit the use of, the premises or any part thereof, for the:

(a) retail sale of wine, ale, beer or other alcoholic beverages;

(b) sale at retail of any other products or materials kept in the premises (except for incidental sales to employees, agents and invitees of Tenant by vending machines), or demonstrations to the public except in connection with the uses herein permitted, or as a restaurant or bar, or for the sale of candy, food, cigarettes, cigars, tobacco, newspapers, magazines, beverages, or similar items, or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever except to Tenant’s employees and business guests who are on the premises for purposes other than dining;

(c) installation, maintenance or operation in the premises of manufacturing or printing equipment, except for the operation of customary business office equipment and machines for Tenant’s own requirements (as distinguished from operation for commercial hire or for the sale of the products or services to others) provided that such use shall not exceed that portion of the electrical capabilities allocable to the premises;

(d) rendition of medical, dental or other diagnostic or therapeutic services except that Tenant shall have the right to employ a resident nurse and/or physical therapist for Tenant’s employees normally working at the premises;

(e) conduct or maintenance of any gambling or gaming activities or any public political activities or any club activities, whether private or public, or of a school (other than public seminars) or of an employment or placement agency;

(f) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission;

(g) any use prohibited by the Rules and Regulations attached hereto as Exhibit B; or

(h) conduct of a public auction of any kind.

ARTICLE 48

ALTERATIONS

Supplementing Article 3:

48.01 Except as provided in Article 3 or this Article, Tenant shall not make any alterations, installations, additions or improvements (collectively, “Improvements”) in or to the premises. Any Improvements performed by or on behalf of Tenant in order to prepare the premises for Tenant’s initial occupancy thereof are referred to herein as “Initial improvements” and, unless otherwise expressly provided to the contrary in this lease, the term “Improvements” shall include Initial Improvements.

(a) all Improvements shall be made at Tenant’s sole cost and expense;

(b) all Improvements shall be effected in compliance with all applicable legal and insurance requirements. In the event any such Improvements (including, without limitation, the initial improvements) must be halted, either temporarily or permanently, as a result of a failure by Tenant, its contractors or subcontractors to comply with all applicable legal requirements, Owner shall have no liability or responsibility therefor and the Rent due hereunder shall be payable in full;

(c) before proceeding with any improvements, Tenant shall submit to Owner for approval copies of plans and specifications (or, for Improvements that constitute merely decorative changes which do not require a building or other governmental permit, a detailed description) therefor indicating the scope and nature of the improvements. Owner shall approve or reject such plans and specifications (or such detailed description) within five (5) business days after Tenant’s submission thereof to Owner. Tenant shall reimburse Owner for all reasonable out of pocket expenses and fees paid by Owner to outside consultants in connection with (i) its decision as to whether to approve such Improvements, and (ii) inspecting such Improvements to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all applicable legal requirements and insurance policies covering or applicable to all or any part of the premises or Building, provided, however, that there will be no such charge with respect to nonstructural Improvements. All Improvements shall be made in accordance with plans and specifications approved by Owner and such other reasonable requirements as Owner may establish;

(d) upon completion of any improvements (other than mere decorations), Tenant shall deliver to Owner three copies of “as-built” plans for such Improvements. Tenant need not seek Owner’s approval as to decorations except that any wallcoverings must have backcloths; and

(e) if required by law, promptly upon the completion of any Improvements, Tenant shall obtain a certificate of occupancy (or a revised certificate of occupancy) with respect to the premises and deliver a copy thereof to Owner.

48.02 Only one or more persons, firms or corporations authorized in writing by Owner (such authorization not to be unreasonably withheld or delayed) shall be permitted to act as contractor or subcontractor for any work to be performed in accordance with Article 3 of this lease. Owner expressly reserves the right to exclude from the Building any person, firm or corporation attempting to act as a construction contractor in violation hereof. In the event Tenant shall employ any contractor permitted by this Section, such contractor and any subcontractor shall agree to employ only such materials and such labor as will not result in labor disputes, strikes or jurisdictional disputes with other contractors, mechanics, or laborers engaged by Tenant, Owner or others. Tenant, upon demand of Owner, shall use its best efforts to cause all materials, contractors, mechanics or laborers causing such difficulty, strike or dispute to leave or be removed from the Building immediately. Owner agrees that such contractor or subcontractor shall have reasonable use of the Building facilities provided the same does not unreasonably interfere with the other tenants of the Building or cause Owner to incur any overtime or premium wages. Tenant will inform Owner in writing of the names of any contractor or subcontractor Tenant proposes to use in the premises at least three (3) business days prior to the beginning of work by such contractor or subcontractor.

48.03 Notwithstanding the provisions of Article 3, no approval of plans or specifications by Owner or consent by Owner allowing Tenant to make any alterations, installations, additions or improvements in the premises at any time during the Term shall in any way be deemed to be an agreement by Owner that the contemplated alterations, installations, additions or improvements comply with any legal requirements or any certificate of occupancy for the Building nor shall it be deemed to be a waiver by Owner of such compliance by Tenant or of any of the other terms of this lease. Notice is hereby given that neither Owner, Owner’s agent, nor any mortgagee of the Building shall be liable for any such labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for such labor or material shall attach to or affect any estate or interest of Owner or any such mortgagee in and to the premises or the Building. If a mechanic’s or other lien is filed against the land and the Building as a result of work performed by and for Tenant, Tenant shall cause same to be discharged by bonding or otherwise within sixty (60) days or such lesser period as may be required pursuant to any mortgage encumbering said land and Building. Tenant shall keep records of all alterations, installations, additions or improvements costing in excess of $50,000 and the cost thereof, and within 15 days after demand by Owner, Tenant shall furnish to Owner copies of such records if Owner shall request the same in connection with any tax certiorari proceedings or in connection with any dispute under Section 41.06(j) hereof.

48.04 Notwithstanding the provisions of Article 3, Tenant shall not be required to remove from the premises upon the expiration or earlier termination of this lease (i) any Improvements or installations or alterations that are existing in the premises as of the Commencement Date (other than the Existing Furniture, which Tenant must remove), (ii) any Improvements that are not Specialty Alterations (defined below), or (iii) any Specialty Alterations which Owner, pursuant to the following provisions of this Section 48.04, has elected not to require Tenant to remove. At the time Tenant requests Owner’s consent to any Improvements, Tenant may request (in bold/block lettering) whether any of the alterations, additions or changes shown thereon constitute Specialty Alterations and, if so, whether Owner will require that Tenant, at the expiration or earlier termination of this lease, remove such Specialty Alteration and restore the demised premises to the condition the same were in prior to the making thereof (stating in bold/block typeface that Owner’s failure to identify (at the time Owner responds to Tenant’s request for approval) those Specialty Alterations that Tenant will be required to remove at the end of the term shall be deemed to mean that Owner has elected not to require Tenant to remove same at the end of the term hereof), and if Owner does not timely identify any of the proposed changes or alterations as Specialty Alterations and require such removal/restoration following such express request, Tenant at the expiration or earlier termination of this Lease, shall not be required to remove such Specialty Alteration(s) that were so consented to by Owner. For purposes of this lease, a “Specialty Alteration” shall mean an alteration, improvement or change which, at the time of installation, is not the type of improvement that is customarily found in a standard office installation.

ARTICLE 49

DESTRUCTION, FIRE AND OTHER CASUALTY

Supplementing Article 9 hereof:

49.01 If Owner shall give notice of termination pursuant to Article 9, such notice shall specify a date for the expiration of this lease, which date shall be not more than sixty (60) days, and not less than thirty (30) days, after the giving of such notice and the Term of this lease shall expire on such date as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the demised premises, without prejudice, however, to the rights and remedies of either party against the other under the lease provisions in effect prior to such termination, and any Fixed Rent or Additional Rent owing shall be paid up to the date of termination and any payment of Fixed Rent or Additional Rent made by Tenant which was on account of any period subsequent to such date shall be returned to Tenant (without detracting from Tenant’s rights to an abatement for the portion of the premises which is damaged or unusable pursuant to Section 9(b)). Unless Owner shall serve an effective termination notice as provided for herein, Owner shall proceed with reasonable diligence to obtain any available insurance proceeds and to perform and complete the restoration, subject to delays due to labor disputes and causes beyond Owner’s reasonable control (including delays in the adjustment of insurance claims). Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory, moveable equipment, furniture and other property. Tenant’s liability for rent shall resume after Owner’s restoration work shall have been substantially completed, the core and shell of the demised premises are restored and available for Tenant’s use and Owner shall have given thirty (30) days’ written notice thereof to Tenant.

49.02 If substantially all of the premises shall be damaged or rendered inaccessible by fire or other casualty during the last twelve (12) months of the Term of this lease (as the same may have been extended by the Renewal Option exercised by Tenant as of the date of the fire or casualty), then in any such event either Owner or Tenant may, at its option, terminate this lease by notifying the other party in writing of such termination within thirty (30) days after the date of such fire or other casualty. If Owner or Tenant shall give notice of termination pursuant to this Section 49.02, such notice shall specify a date for the termination of this lease, which date shall be not more than sixty (60) days, and not less than thirty (30) days, after the giving of such notice and the Term of this lease shall expire on such date as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the demised premises, without prejudice, however, to the rights and remedies of either party against the other under the lease provisions in effect prior to such termination, and any Fixed Rent or Additional Rent owing shall be paid up to the date of termination and any payment of Fixed Rent or Additional Rent made by Tenant which was on account of any period subsequent to such date shall be returned to Tenant (without detracting from Tenant’s rights to an abatement for the portion of the premises which is damaged or unusable pursuant to Section 9(b)).

ARTICLE 50

EMINENT DOMAIN

Supplementing Article 10 hereof:

50.01 In the event that the whole of the premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), this lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the “date of taking”), and Tenant shall have no claim against Owner for, or make any claim for, the value of any unexpired Term of this lease, and the Fixed Rent and Additional Rent shall be apportioned as of such date.

50.02 In the event that any part of the premises shall be so condemned or taken, then this lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and Additional Rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this lease in the event all access to the demised premises or more than ten percent (10%) of the premises should be so condemned or taken or if such building services as are reasonably necessary for the conduct of Tenant’s business can no longer be supplied, provided such notice of election is given by Tenant to Owner not later than forty-five (45) days after notice to Tenant of the date when title shall vest in the condemning authority. Upon the giving of such notice, this lease shall terminate on the tenth (10th) day following the date of such notice and the Fixed Rent and Additional Rent allocable to the part not taken shall be apportioned as of such termination date. Owner shall promptly give Tenant copies of any notice received from the condemning authority as to vesting. Upon such partial taking and this lease continuing in effect as to any part of the premises, the Fixed Rent and Additional Rent shall be diminished by an amount representing the part of said Fixed Rent and Additional Rent properly applicable to the portion or portions of the premises which may be so condemned or taken. If as a result of the partial taking (and this lease continuing in effect as to the part of the premises not so taken), any part of the premises not taken is damaged, Owner agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion.

50.03 In the event that only a part of the premises shall be so taken and Tenant shall not have elected to cancel this lease as above provided, the entire award for a partial taking shall be paid to Owner, and Owner, at Owner’s own expense, shall restore the unaffected part of the Building to substantially the same condition and as existed prior to the taking.

50.04 Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of Fixed Rent and Additional Rent for that portion of the premises which is not usable and is not used, until the completion of the restoration or until the portion of the premises being restored is fit for occupancy by Tenant for the conduct of its business, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than three (3) months after the taking; provided, however, if Owner is delayed by strike, lockout, the elements, or other causes beyond Owner’s control (which shall include the non-payment of funds in such condemnation proceeding), the time for completion shall be extended for a period equivalent to the delay. Should Owner fail to complete the restoration within the said three (3) months as the same may be extended as aforesaid, Tenant may elect to cancel this lease and the Term hereby granted provided such notice of election is given by Tenant to Owner not later than thirty (30) days after the end of said three (3) month or extended period, as the case may be.

50.05 In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building or the premises, Owner shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Owner any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. In any condemnation proceeding Tenant may submit a separate claim against the condemning authority for the value of Tenant’s trade fixtures and personalty and the cost of removal or relocation, if such separate claims are allowable as such and do not reduce or affect the award otherwise payable to Owner.

ARTICLE 51

ACCESS TO PREMISES

51.01 Supplementing Article 13:

(a) Notwithstanding any other term, covenant or condition of this lease to the contrary, whenever Owner enters the premises pursuant to any right granted to it under this lease, Owner shall give Tenant reasonable prior notice (except in the case of an emergency) and shall use reasonable efforts to minimize the interference with Tenant’s use and occupancy of the premises, provided that the same shall not adversely affect other tenants in the Building in any material respect or cause Owner to incur charges for labor at overtime rates.

(b) Upon reasonable advance notice and during business hours (x) during the last 12 months of the Term of this lease, or (y) with Tenant’s consent at any other time (which shall not be unreasonably withheld or delayed), Owner may show the premises to persons interested in leasing space in the Building. Owner shall not unreasonably interfere with Tenant’s business when it shows the premises to such other persons.

ARTICLE 52

ARBITRATION

52.01 Any dispute with respect to this lease (other than with respect to obtaining a determination that this lease has terminated in accordance with its terms and Owner is entitled to possession of the premises) shall be determined by arbitration conducted as provided in this Article 52. The party desiring such arbitration shall give notice to that effect to the other, and within ten (10) days after such notice is given, the matter shall be submitted to arbitration in the City of New York before a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association. In deciding the dispute, the arbitrator shall act in accordance with the rules then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon him by the provisions of this lease. In the event that the American Arbitration Association shall not then be in existence, the arbitration shall proceed in accordance with the rules of a nationally recognized successor. In the event that the American Arbitration Association or a nationally recognized successor shall not then be in existence, the arbitration shall proceed under the provisions of the laws of the State of New York with respect to civil procedure then in effect. Owner and Tenant shall be entitled to present evidence and argument to the arbitrator. The decision of the arbitrator shall be conclusive upon the parties for all purposes of this lease, and judgment thereon may be entered in any court of competent jurisdiction.

52.02 Each party shall pay their own professional expenses in connection with any arbitration hereunder.

ARTICLE 53

SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES

53.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the premises are a part, now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section 53.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Owner, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this lease is, at the time referred to, subject and subordinate is herein called a “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called a “Superior Lessor”; and any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called a “Superior Mortgage” and the holder of a Superior Mortgage is herein called a “Superior Mortgagee.”

53.02 If any act or omission of Owner would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Owner and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice which shall include a reasonable period of time for such Superior Mortgagee or Superior Lessor to have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Owner would be entitled under this lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

53.03 If any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Owner under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Owner’s rights (herein called “Successor Owner”) and upon such Successor Owner’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Owner as Tenant’s landlord under this lease and shall promptly execute and deliver any instrument that such Successor Owner may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as a direct lease between the Successor Owner and Tenant upon all of the terms, conditions and covenants as are set forth in this lease, except that the Successor Owner shall not be:

(a) liable for any previous act or omission of Owner (or its predecessors in interest); it being understood that the foregoing is not intended to relieve Successor Owner of any liability arising by reason of its acts or omissions from and after the date of such attornment, including a continuation of the failure of the prior Owner to perform its obligations under this lease, in which case Successor Owner upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same;

(b) responsible for any monies owing by Owner to the credit of Tenant;

(c) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Owner (or its predecessors in interest) except arising due to any continuing obligation of Owner hereunder;

(d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Owner (or its predecessors in interest);

(e) bound by any covenant to undertake or complete any construction of the premises or any portion thereof;

(f) required to account for any security deposit other than any security deposit actually delivered to the Successor Owner;

(g) bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment, it being expressly understood, however, that the Successor Owner shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the premises;

(h) bound by any modification of this lease, including without limitation, any modification which reduces the Fixed Rent or Additional Rent or other charges payable under this lease, or shortens the Term thereof, or otherwise materially adversely affects the rights of the lessor thereunder, made without the written consent of the, each Superior Mortgagee and Superior Lessor of which Tenant has been given notice; or

(i) required to remove any person occupying the premises or any part thereof.

ARTICLE 54

SECURITY DEPOSIT

54.01 (a) Upon the execution hereof by Tenant, Tenant shall deliver to Owner and, subject to the provisions of this Article 54, shall maintain in effect at all times during the term of this lease, an unconditional, irrevocable standby letter of credit in an amount equal to $220,631.25 as security for the faithful performance and observance by Tenant of the terms of this lease. Said letter of credit shall be in form reasonably satisfactory to Owner, shall name Owner as the beneficiary thereunder, and shall be issued by a banking corporation reasonably satisfactory to Owner having a counter upon which the letter of credit may be drawn and presented in the City of New York. Such initial letter of credit shall have an expiration date no earlier than September 30, 2004 and shall be automatically renewed thereafter for successive periods of at least one year until the date which is thirty (30) days following the Expiration Date hereof (herein the “L/C Maintenance Date”) unless terminated by the issuer thereof by notice to Owner given not less than thirty (30) days prior to the stated expiration thereof. Tenant shall throughout the term of this lease deliver to Owner, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such replacements thereof, as the case may be, is herein referred to as a “Security Letter”) no later than twenty five (25) days prior to the expiration date of the preceding Security Letter so that at all times until the L/C Maintenance Date, Sublandlord shall be holding a Security Letter meeting the requirements hereof. If Subtenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 54.01(a), Owner may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

(b) In the event Tenant defaults (beyond the expiration of applicable notice and cure periods, if any) in respect to any of the terms, provisions, covenants and conditions of this lease, including, but not limited to, the payment of Fixed Rent and additional rent or any other charges or damages, Owner may draw down on the Security Letter and may use, apply or retain the whole or any part of the security for the payment of any Fixed Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner expends or is required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants and conditions of this lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. To insure that Owner may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 54, each Security Letter shall, without limitation, provide (i) that the lull amount (or any portion) thereof may be drawn down by Owner upon the presentation to the issuing bank of Owner’s draft drawn on the issuing bank with accompanying statement purportedly executed by an officer of beneficiary to the effect that the beneficiary is entitled to draw under the Security Letter in accordance with the term of the lease, and (ii) that the Security Letter shall be transferable by Owner to any transferee of Owner’s interest in the Building, without cost to Owner, in the event of a transfer of Owner’s interest in the Building. In the event of any such transfer, Owner shall transfer any interest it may have in the Security Letter to the transferee thereof and Owner (upon such transfer) shall thereupon be released by Tenant from all liability for the return of such Security Letter, and Tenant agrees to look solely to the new owner under this lease for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies (or Security Letter) deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(c) In the event Owner utilizes all or any part of the security represented by the Security Letter, Tenant shall immediately deposit with Owner a further Security Letter (or cash) equal to the amount so drawn, used or applied, as aforesaid so that at all times Owner shall have in its possession Security Letter(s) (and cash security) totaling $220,631.25, failing which Owner shall have the same rights and remedies against Tenant as for the nonpayment of Fixed Rent beyond the applicable grace period.

(d) In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the Security Letter shall be returned to Tenant within thirty (30) days after the later to occur of (i) the Expiration Date hereof and (ii) the delivery of the entire possession of the demised premises to Owner in the condition and in accordance with the provisions hereof.

ARTICLE 55

INTENTIONALLY OMITTED

ARTICLE 56

STATEMENT AND REPRESENTATIONS BY OWNER

56.01 Tenant and its employees shall be allowed reasonable access to the Building and the premises 24 hours a day, seven days a week, subject to such reasonable security measures which Owner may from time to time reasonably implement.

56.02 If Tenant shall require heating at any time other than as provided in Article 29 of this lease, Owner shall furnish the same upon advance notice from Tenant, given prior to 2 P.M. on any business day. Tenant shall pay for after hours heating of the premises at the initial rate of $75 per hour. Such rate is subject to increase in proportion to the percentage increase in the cost of fuel. Upon request, Owner shall furnish Tenant with a reasonably detailed explanation of any increase in its charges for after-hours heating of the premises. Such costs shall be equitably apportioned among all tenants in the Building who shall have requested after-hours heating for any day Tenant shall have requested such service. If Tenant shall require air conditioning at any time other than as provided in Article 29 of this lease, Owner shall furnish the same upon advance notice from Tenant, given prior to 2 P.M. on any business day. Tenant shall pay for after hours air conditioning of the premises at the rate of $75 per hour.

56.03 There is no certificate of occupancy with respect to the Building and no legal requirement that Owner obtain same. Owner represents and warrants that use of the demised premises for office use is permitted under all applicable laws, rules, regulations and codes. If any improvements by Tenant require permits from the Building Department and such permits will not be issued by reason of any violations with respect to the land and/or Building, Owner shall cure same, to the extent they are not located within any tenanted area of the Building and/or use reasonable efforts to cause the tenant responsible for same to cure such violation.

56.04 Owner is not aware that the premises contain any asbestos, asbestos containing materials or any other hazardous materials. If, in order to obtain a permit for the making of the initial improvements, Tenant must file an ACP-5 certificate, then Owner, at its expense, shall provide Tenant with an ACP-5 certificate with respect to the premises. In addition, Owner shall execute such documentation as may be required by applicable law in order for Tenant to obtain any permits required for improvements, provided same is without expense or liability to Owner, except to the extent the liability arises out of a breach by Owner of any of its representations or warranties contained herein.

56.05 Owner shall deliver possession of the premises to Tenant on the Commencement Date in a broom clean condition, with all of the Building’s service systems serving the premises (to the point of entry thereof) in good working order; otherwise, Owner shall perform no work in the premises, Tenant agreeing to lease the same “as is” and in its present condition. Tenant shall be responsible for performing in accordance with the provisions of this lease all work necessary to prepare the premises for occupancy by Tenant.

ARTICLE 57

CONDITIONS OF LIMITATION

57.01 This lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant’s obligations under this lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, or such guarantor, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, or of or for the property of Tenant, or such guarantor, shall be appointed, then Owner (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for sixty (60) days, or (b) in any other case at any time after the occurrence of any such event except if Tenant continues to pay the Fixed Rent and Additional Rent hereunder and to perform all of the other covenants of Tenant hereunder, may give Tenant a notice of intention to end the Term of this lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date of this lease, but Tenant shall remain liable for damages as provided in Article 59.

57.02 This lease and the Term and estate hereby granted are subject to the further limitations that:

(a) if Tenant shall default in the payment of any Fixed Rent or Additional Rent, and such default shall continue for five (5) days after written notice to Tenant, or

(b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this lease (other than a default in the payment of Fixed Rent or Additional Rent) and such default shall continue and not be remedied as soon as practicable and in any event within thirty (30) days after Owner shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not (i) subject Owner or any holder of a Superior instrument, purchaser, assignee or lessee to prosecution for a crime or any other fine or charge, (ii) subject the premises or any part thereof or the Building or Land, or any part thereof, to being condemned or vacated, (iii) subject the Building, or any part thereof, to any lien or encumbrance, or (iv) result in the termination of or foreclosure of any Superior instrument, if Tenant shall not (x) within said thirty (30) day period advise Owner of Tenant’s intention to take all steps necessary to remedy such default, (y) duly commence within said 30-day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default and (z) complete such remedy within a reasonable time after the date of said notice of Owner, or

(c) if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant after written notice thereof and beyond any applicable grace period, except as expressly permitted by Article 41, or

(d) intentionally omitted, or

(e) if Tenant or any of its affiliates shall default beyond any applicable notice and/or grace period under any other lease with Owner,

then in any of said cases Owner may give to Tenant a notice of intention to end the Term of this lease at the expiration of five days from the date of the service of such notice of intention, and upon the expiration of said five days this lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this lease, but Tenant shall remain liable for damages as provided in Article 59.

57.03 (a) If Tenant shall have assigned its interest in this lease, and this lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this lease, upon request of Owner given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Owner all Fixed Rent and Additional Rent then due and payable to Owner under this lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Owner of the premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Rent and upon the then executory terms, covenants and conditions as are contained in this lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Rent which, had this lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Owner’s request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Owner shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

(b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this lease in disregard of the restrictions contained in Article 41 (or if this lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) the source of payment of rent and performance of other obligations under this lease, for which adequate assurance shall mean the deposit of cash security with Owner in an amount equal to the sum of one year’s Fixed Rent then reserved hereunder plus an amount equal to all Additional Rent payable under Article 38 for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Owner, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed, and that any such assignee of this lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Rent for the preceding calendar year as aforesaid and (ii) that the use of the premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Owner. If all defaults are not cured and such adequate assurance is not provided within 60 days after there has been an order for relief under the Bankruptcy Code, then this lease shall be deemed rejected, Tenant or any other person in possession shall vacate the premises, and Owner shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant’s property in the premises, shall be and become the sole exclusive property of Owner and shall be paid over to Owner directly by such assignee.

(c) If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this lease and proposes to assign the same (pursuant to Title 11 U.S.C. § 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Owner to assure such person’s future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C. § 365(b)(3) (as the same may be amended), shall be given to Owner by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Owner shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

ARTICLE 58

REENTRY BY OWNER

58.01 If Tenant shall default in the payment of any Fixed Rent or Additional Rent, and such default shall continue for ten (10) days after notice thereof, or if this lease shall terminate as provided in Article 57, Owner or Owner’s agents and employees may immediately or at any time thereafter reenter the premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Owner may have, hold and enjoy the premises. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this lease is terminated under the provisions of Article 57, or if Owner shall reenter the premises under the provisions of this article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Owner the Fixed Rent and Additional Rent payable up to the time of such termination of this lease, or of such recovery of possession of the premises by Owner, as the case may be, and shall also pay to Owner damages as provided in Article 59.

58.02 In the event of a breach or threatened breach by either party of any of its obligations under this lease, the other party shall also have the right of injunction. The special remedies to which either party may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which such party may lawfully be entitled at any time and such party may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

58.03 If this lease shall terminate under the provisions of Article 57, or if Owner shall reenter the premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Owner shall be entitled to retain all monies, if any, paid by Tenant to Owner, whether as advance rent, security or otherwise, but such monies shall be credited by Owner against any Fixed Rent or Additional Rent due from Tenant at the time of such termination or reentry or, at Owner’s option, against any damages payable by Tenant under Article 59 or pursuant to law.

ARTICLE 59

DAMAGES

59.01 If this lease is terminated under the provisions of Article 57, or if Owner shall reenter the premises under the provisions of Article 58, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Owner as damages, at the election of Owner, either:

(a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Owner, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Rent under Article 38 which would have been payable by Tenant (conclusively presuming the average monthly Additional Rent under Article 38 to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the commencement of this lease, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the Expiration Date hereof if this lease had not so terminated or if Owner had not so reentered the premises, over (ii) the aggregate rental value of the premises for the same period, or

(b) sums equal to the Fixed Rent and the Additional Rent under Article 38 which would have been payable by Tenant had this lease not so terminated, or had Owner not so reentered the premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the Expiration Date hereof if this lease had not so terminated or if Owner had not so reentered the premises, provided, however, that if Owner shall relet the premises during said period, Owner shall credit Tenant with the net rents received by Owner from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Owner from such reletting the expenses incurred or paid by Owner in terminating this lease or in reentering the premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Owner hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Owner. If the premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the premises or any part thereof be relet by Owner for the unexpired portion of the Term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the premises, or part thereof, so relet during the term of the reletting. Owner shall not be liable in any way whatsoever for its failure or refusal to relet the premises or any part thereof, or if the premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this lease.

59.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Owner from time to time at its election, and nothing contained herein shall be deemed to require Owner to postpone suit until the date when the Term of this lease would have expired if it had not been so terminated under the provisions of Article 57, or had Owner not reentered the premises. Nothing herein contained shall be construed to limit or preclude recovery by Owner against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Owner may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Owner to prove for and obtain as damages by reason of the termination of this lease or reentry on the premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 59.01.

59.03 In addition, if this lease is terminated under the provisions of Article 57, or if Owner shall reenter the premises under the provisions of Article 58, Tenant agrees that:

(a) the premises then shall be in the condition in which Tenant has agreed to surrender the same to Owner at the expiration of the Term hereof;

(b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this lease for the making of any improvements or for restoring or rebuilding the premises or the Building, or any part thereof; and

(c) for the breach of any covenant of Tenant set forth above in this Section 59.03, Owner shall be entitled immediately, without notice or other action by Owner, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Owner).

ARTICLE 60

OWNER’S RELOCATION RIGHT

60.01 (a) Owner shall have the one-time right (the “Relocation Right”), at any time during the term of this lease, to substitute for the premises initially demised hereby (the “Initial Premises”) any other space in the Building (the “Substitute Premises”) designated by Owner that (i) contains at least the same number of rentable square feet as the Initial Premises and (ii) is located entirely on one floor of the Building. If Owner exercises the Relocation Right, then (i) prior to the Substitute Premises Date (as defined below), Owner shall be required to perform the Preparatory Work (as defined below) in and to the Substitute Premises in accordance with the provisions set forth below, (ii) Tenant shall vacate and surrender the Initial Premises and shall occupy the Substitute Premises promptly on the Substitute Premises Date and (iii) effective as of the Substitute Premises Date, the Initial Premises shall be deemed substituted and replaced with the Substitute Premises.

(b) Tenant agrees to accept the Substitute Premises on the Substitute Premises Date in its current “AS IS” condition (vacant and broom clean) and agrees that Owner shall not be required to perform any work, supply any materials, or incur any expense to prepare the Substitute Premises for Tenant’s occupancy, except that Owner, at its sole cost and expense and, shall perform, and pay the full cost of, the work (the “Preparatory Work”) required to (i) build-out the Substitute Premises in a manner that will result, upon the completion thereof, in the Substitute Premises being substantially similar to the Initial Premises, as the same is then currently existing (including being substantially similar to the Initial Premises as to layout and number of offices and work stations) and (ii) move Tenant’s business machines, business equipment and other personal property (including but not limited to, Tenant’s telephones, IT equipment, data and telephone wiring and signage) from the Initial Premises to the Substitute Premises (the work described in this clause (ii) is herein called the “Move”). In performing the Preparatory Work Owner shall use materials and finishes of a quality that is equal to or better than the quality of the materials and finishes then existing in the Initial Premises. Owner shall perform the Move outside of business hours and Tenant shall be given at least sixty (60) days prior notice of the Move. Tenant shall cooperate with Owner so as to facilitate the prompt completion by Owner of its obligations under this Article 60 and the prompt surrender by Tenant of the Initial Premises. Without limiting the generality of the preceding sentence, Tenant agrees (x) to provide to Owner promptly (but in any event within 36 hours) any approvals or instructions, or any other information reasonably requested by Owner, (y) to pack (and otherwise prepare) its personal property (but not its business equipment and computers which shall be packed by Owner at its expense) so as to enable Owner to move at the time selected by Owner for the Move, and (z) to promptly cause Tenant’s personnel to move into the Substitute Premises and perform in the Substitute Premises any preparatory work to be performed therein by Tenant to prepare the same for Tenant’s occupancy. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant’s business in connection with the foregoing relocation, it being agreed that any and all consideration has already been included in the economic terms set forth herein. Owner, within thirty days after the later of (i) the first date on which Tenant begins to conduct its ordinary business from the Substitute Premises and (ii) the date on which Owner receives a request therefor from Tenant (accompanied by paid invoices), Owner shall reimburse Tenant for the actual third-party costs (to the extent the same are reasonable and would not have been incurred but for the Move) paid by Tenant to move into the Substitute Premises and to cause the same to function for Tenant’s business operations in a manner that is substantially similar to the manner in which the Initial Premises functioned for Tenant’s business operations prior to the commencement of the Move.

(c) The “Substitute Premises Date” shall be the day following the date on which the Preparatory Work shall have been substantially completed and Owner shall have performed the Move; the Preparatory Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustments or decorations remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Substitute Premises (it being agreed, however, that the Preparatory Work shall not be deemed to be substantially completed until Tenant’s telephones, computers and information technology equipment are functioning similar to the manner in which the same were functioning in the Initial Premises prior to the commencement of the Move). Tenant shall occupy the Substitute Premises promptly from and after the Substitute Premises Date and shall promptly vacate the Initial Premises on the Substitute Premises Date. Promptly after the Substitute Premises Date, Owner and Tenant shall execute a letter agreement setting forth the Substitute Premises Date, provided, however, that the failure of the parties to execute such agreement shall not defer the Substitute Premises Date or otherwise invalidate the provisions of this Article 60.

(d) Effective as of the Substitute Premises Date, this lease shall no longer apply to the Initial Premises, (except with respect to obligations which accrued on or prior to the Substitute Premises Date and as otherwise provided herein regarding holdover), and shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this lease (and references in this lease to the term “premises” shall mean the Substitute Premises, as set forth above). On or prior to the Substitute Premises Date, Tenant shall vacate the Initial Premises and leave the same vacant and broom clean and in the condition required by this lease as if the Initial Premises was being surrendered to Owner upon the expiration of the term of this lease. If Tenant fails to vacate the Initial Premises as hereinabove set forth, then Tenant shall be (i) in default under this lease entitling Owner to all of its right and remedies at law or in equity, including, without limitation, the right to terminate this lease on account of such default and hold Tenant liable for any and all damages incurred by Owner (including lost profits) on account of such default and holdover, and (ii) be deemed a holdover (against which Owner may commence a holdover proceeding) and be liable and responsible for holdover rent for the Initial Premises (and any other damages) in accordance with the provisions of Article 22 and Section 44.04 of this lease (it being agreed that, as provided Section 44.04 of this lease, Tenant shall not be liable to Owner for consequential damages pursuant to the provisions of Section 44.04 of the lease for failing to vacate the Initial Premises as hereinabove set forth, unless Tenant delays in so surrendering the Initial Premises for more than thirty days after the Substitute Premises Date). Nothing contained herein shall be deemed to permit Tenant to retain possession of the Initial Premises after the Substitute Premises Date.

OWNER:

A&R Kalimian Realty, L.P.

By:	/s/ Rouhollah Kalimian
Name:	Rouhollah Kalimian
Title:	General Partner

TENANT:

Medidata Solutions, Inc.

By:	/s/ Tarek Sherif
Name:	Tarek Sherif
Title:	Chief Executive Officer

EXHIBIT A

DEMISED PREMISES

EXHIBIT B

RULES AND REGULATIONS

1. The sidewalks, driveways, entrances, passages, courts, lobby, concourses, escalators, plazas, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the premises, and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the premises. If the premises are situated on the ground floor of the Building, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the premises clean and free from ice, snow, and debris.

2. Tenant shall not invite to the premises, or permit the visit of persons in such numbers or under such conditions as to materially interfere with the use and enjoyment of any of the entrances, corridors, stairways, elevators, or other facilities in the Building by other tenants. Fire exits and stairways are for emergency use only and shall not be used for any other purpose. Owner reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. All messengers and all deliveries to the premises shall utilize the Building’s service or freight entrance and service or freight elevators. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by Tenant or its employees, agents, licensees or invitees shall be paid by Tenant as Additional Rent hereunder.

3. No awnings or other projections shall be attached to the outside walls or windows of the Building or any entrance to the premises.

4. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Building other than in the premises, provided, however, Tenant may affix a sign, which shall be of a size, color and style reasonably acceptable to Owner, on the exterior of the door of the premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. The directory tablet shall be inscribed or affixed for Tenant by Owner and shall be of a size, color and style reasonably acceptable to Owner. Only the Tenant named in the lease, its employees, officers, permitted subtenants and assignees shall be entitled to appear on the directory tablet. Additional names in excess of those allowed pursuant to this lease may be added in Owner’s reasonable discretion under such terms and conditions as Owner may approve. Tenant shall have the right to be listed on any elevator directory.

5. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be substantially covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

6. No articles shall be put in front of or affixed to any part of the exterior of the Building, nor shall they be placed in the public halls, corridors or vestibules.

7. No acids, vapors or other materials which may damage the waste lines, vents or flues of the Building shall be discharged or permitted to be discharged. The water and wash closets and other plumbing fixtures shall not be for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

8. Tenant shall not in any way deface any part of the premises or the Building. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the premises and if linoleum or other similar floor covering is desired to be used, an interlining of 1/4” masonite or such other materials as Owner shall deem appropriate shall be first affixed to the floor, by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9. No bicycles, vehicles or animals (other than seeing eye dogs) of any kind shall be brought into or kept in or about the premises. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or to permeate from the premises. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

10. No space in the Building shall be used for manufacturing, for the storage of merchandise, goods or property for sale or for any kind of auction.

11. No noise, including the playing of musical instruments or the operation of radio, television, or audio devices, which, in the reasonable judgment of Owner, disturbs other tenants in the Building, shall be made or permitted by Tenant. Nothing shall be done or permitted in the premises, and nothing shall be brought into or kept in the premises, which might materially impair or interfere with any of the building services or the property and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises. Tenant shall not install any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of the Owner, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by Tenant.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof unless keys therefor are given to Owner. Tenant must, upon the termination of this tenancy, return to Owner all keys relating to the premises and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours and in such elevators which Owner or Owner’s agents may reasonably determine from time to time. Owner reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Owner may require any person leaving the Building with any package or other object to submit a pass, listing such package or object, from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Owner for the protection of any tenant against the removal of property from the premises of such tenant. Owner shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under provisions of this Rule 13 or of Rule 16 hereof, except as a result of Owner’s gross negligence or willful misconduct.

14. Tenant shall not occupy or permit any portion of the premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor or tobacco or the possession, storage or sale of narcotics in any form, or as a barber or manicure shop, or as an employment bureau, telephone or secretarial service, messenger service, public finance (loan) business, public restaurant or bar, commercial document reproduction or offset printing service, obscene or pornographic purposes or any sort of commercial sex establishment.

15. Owner shall have the right to prohibit any advertising or display by Tenant of any kind whatsoever which mentions or refers to the Building and which, in Owner’s reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising or display.

16. Owner may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Owner, or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Owner will furnish passes to persons for whom Tenant requests the same in writing. Tenant shall be responsible for all persons for whom Tenant has requested a pass and shall be liable to Owner for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Owner, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. No such judgment shall be based solely upon race, color, age, religion or sex. In case of invasions, riot, public excitement, power failure or other commotion, Owner may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

17. Tenant, before closing and leaving the premises at any time, shall see that all windows are closed. All entrance doors in the premises shall be left locked by Tenant when the premises are not in use.

18. Tenant shall, at its expense, provide artificial light for the employees of Owner or Owner’s independent contractors while making repairs or alterations in the premises.

19. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

20. The requirements of Tenant which are in excess of the obligations of Owner under the lease will be attended to only upon application at the office of the Building. Employees of Owner shall not be required to perform, and shall not be requested by Tenant to perform, any work or do anything outside of their regular duties, unless under special instructions from Owner.

21. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

22. There shall not be used in any space or in the public halls of the Building any hand trucks, unless equipped with rubber tires and side guards, and such other safeguards as Owner shall require. No hand trucks shall be used in passenger elevators.

23. Owner reserves the right to rescind, modify, waive or add any Rule or Regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, modification, waiver or addition of any Rule or Regulation in favor of one tenant shall operate as a rescission, modification, waiver or addition in favor of any other tenant. Except for the circumstances detailed in the foregoing sentence, Owner will not enforce any Rule or Regulation against Tenant in a discriminatory manner.

AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE (this “Amendment”), made as of the 13th day of March, 2008, by and between 79 Fifth Avenue LLC, a New York limited liability company, having an office at c/o A&R Kalimian Realty, L.P., 101 East 52nd Street, New York, New York 10022 (“Owner”), and Medidata Solutions, Inc., a Delaware corporation, having an office at 79 Fifth Avenue, New York, New York (“Tenant”).

W I T N E S S E T H:

WHEREAS, Owner’s predecessor and Tenant entered into that certain Lease dated as of August (undated), 2003 with respect to the eighth floor in the building known as 79 Fifth Avenue, New York, New York (the “Lease”); and

WHEREAS, Owner and Tenant desire to amend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars paid by Tenant to Owner and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1. All capitalized terms used herein shall have the meanings ascribed to them in the Lease unless specifically set forth herein to the contrary.

2. The Lease is hereby modified as follows:

(a) The term of the Lease is hereby extended for the period October 1, 2008 through September 30, 2013 (the “Extended Term”).

(b) The Fixed Rent payable by Tenant during the Extended Term shall be as follows:

(i) For the period October 1, 2008 through September 30, 2009, Fixed Rent of One Million and no/100 Dollars ($1,000,000.00) per annum ($83,333.33 per month);

(ii) For the period October 1, 2009 through the September 30, 2010, Fixed Rent of One Million Twenty-Five Thousand and no/100 Dollars ($1,025,000.00) per annum ($85,416.67 per month);

(iii) For the period October 1, 2010 through the September 30, 2011, Fixed Rent of One Million Fifty Thousand Six Hundred Twenty-Five and no/100 Dollars ($1,050,625.00) per annum ($87,552.08 per month);

(iv) For the period October 1, 2011 through the September 30, 2012, Fixed Rent of One Million Seventy-Six Thousand Eight Hundred Ninety and 63/100 Dollars ($1,076,890.63) per annum ($89,740.89 per month); and

(v) For the period October 1, 2012 through the September 30, 2013, Fixed Rent of One Million One Hundred Three Thousand Eight Hundred Twelve and 89/00 Dollars ($1,103,812.89) per annum ($91,984.41 per month).

(c) The first sentence of Section 38.01(a) of the Lease is hereby amended and restated in its entirety as follows:

“The term “Base Tax” shall be deemed to mean the Taxes which are due and payable by Owner with respect to the Land and the Building for the Tax Year commencing July 1, 2008 and ending June 30, 2009.”

(d) Section 38.02(a) of the Lease is hereby amended by deleting “2004” in the second line thereof and replacing same with “2009”.

(e) Notwithstanding the provisions of Section 39.08 of the Lease, Owner shall, at its sole expense, (i) replace the compressor in one of the Water Units, and (ii) cause to be performed any repair to the entire water cooled air conditioning system which is not covered by the maintenance contract(s) carried by Tenant.

(f) Article 46 of the Lease shall be null and void and of no further force or effect.

3. Owner and Tenant each covenant, warrant and represent to the other that no brokers were instrumental in bringing about or consummating this Amendment other than the Brokers. Owner and Tenant each agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by that party with any broker (other than the Brokers) in connection herewith. Owner shall pay any commission or other fee payable to the Brokers in connection with this Amendment pursuant to separate agreement(s).

4. Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof.

5. This Amendment shall not be binding upon or enforceable against Owner or Tenant unless and until Owner shall have executed and unconditionally delivered to Tenant an executed counterpart of this Amendment.

6. This Amendment may not be modified, amended or terminated nor may any of its provisions be waived except by an agreement in writing signed by the party against whom enforcement of any modification, amendment, termination or waiver is sought.

7. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

THE REST OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment of Lease to be executed as of the day and year first above written.

OWNER:

79 FIFTH AVENUE LLC

By:
Name:
Title:	Managing Member

TENANT:

MEDIDATA SOLUTIONS, INC.

By:
Name:
Title:

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